Exhibit 99.2

AGREEMENT AND PLAN OF MERGER

among

DOLE FRESH VEGETABLES, INC.

AHCE, INC.

HCE CORPORATION

GFI IRREVOCABLE TRUST

KEITH D. MIXON

GERALD MIXON, JR.

AND

GREGORY MIXON

Dated as of October 11, 2011

i

TABLE OF CONTENTS

(Continued)

ii

TABLE OF CONTENTS

(Continued)

Exhibit 2.4(a)	Form of Surviving Corporation Articles of Incorporation
Exhibit 2.4(b)	Form of Surviving Corporation Bylaws
Exhibit 2.2(b)	Form of Articles of Merger
Exhibit A	Form of Non-Compete and Confidentiality Agreement
Exhibit B	Acknowledgment
Exhibit C	Section 338 Tax Matters Agreement

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of October 11, 2011 (this “Agreement”), is between Dole Fresh Vegetables, Inc., a California corporation (the “Acquiror”), AHCE, Inc., a Florida corporation and a wholly owned subsidiary of the Acquiror (“Sub”), HCE Corporation, a Florida corporation (the “Company”) and Keith D. Mixon, Gerald Mixon, Jr. and Gregory Mixon, each a Florida resident, and the GFI Irrevocable Trust, a Florida trust, solely in their capacities as stockholders of the Company.

RECITALS

A. The Boards of Directors of each of the Acquiror, the Company and Sub have (i) determined that the merger of Sub with and into the Company (the “Merger”) would be advisable and fair to, and in the best interests of, their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement pursuant to the laws of the State of Florida (“Florida Law”).

B. As a condition to and concurrently with the execution of this Agreement, stockholders representing all of the outstanding shares of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”), have, at a duly called and noticed special meeting of stockholders, unanimously voted to approve and adopt this Agreement and the transactions contemplated hereby.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

“Adjustment Escrow Amount” means $1,000,000.

“Adjusted Capital Expenditures” means the difference (but not less than zero Dollars ($0.00)) between (a) the aggregate capital expenditures in the Blueberry Farms of Georgia and Blueberry Farms of Mexico businesses in the three (3) full fiscal years following the Closing, less (b) $600,000.

“Adjustment Escrow Fund” means the Adjustment Escrow Amount established at Dole Food Company, Inc., as such amount may be increased or decreased as provided in this Agreement and including any remaining interest or other amounts earned thereon.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Ancillary Agreements” means: those certain Non-Compete and Confidentiality Agreements, of even date herewith, between the Acquiror and each respective Seller, in the form attached hereto as Exhibit A: that certain Acknowledgment, of even date herewith, by Dole Food Company, Inc. concerning the payment of the Adjustment Escrow Fund and the Indemnity Escrow Fund, in the form attached hereto as Exhibit B; that certain Section 338 Tax Matters Agreement, of even date herewith, in the form attached hereto as Exhibit C; and all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or immediately prior to the Closing in connection with this Agreement or the transactions contemplated hereby.

“Blueberry Farms of Georgia” means the following three entities, collectively: (i) Blueberry Farms of Ga., LLC, (ii) Mixon Georgia Gen Partner, LLC and (iii) Georgia Blueberry Farms Enterprises, Ltd.

“Blueberry Farms of Mexico” means Blueberry Farms de Mexico S de RL de CV.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Closing Merger Consideration” means (i) the Enterprise Value, plus (ii) the Working Capital Overage, if any, minus (iii) the amount of Estimated Company Debt, minus (iv) the Working Capital Underage, if any, minus (v) the Adjustment Escrow Amount, minus (vi) the Indemnity Escrow Amount, minus (vii) the Estimated Transaction Expenses.

“Closing Per Share Merger Consideration” means (i) the Closing Merger Consideration divided by (ii) the aggregate number of Shares that are issued and outstanding immediately prior to the Effective Time.

“Company Debt” means, as at a specified date, the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries; provided, however, that with respect to LallyMix, only one-half of its outstanding Indebtedness on the Closing Date shall be counted in calculating the Estimated Company Debt and the Closing Company Debt.

“Contract” means any contract, agreement, arrangement or understanding, whether written or oral and whether express or implied.

“control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Disability” with respect to an employee means his absence from, or inability to perform his duties for, Acquiror and/or its Subsidiaries on a full-time basis for 60 consecutive days or 120 days in any period of 180 days as a result of mental or physical illness or injury that materially impairs the employee’s ability to perform the essential functions of his job in the manner as then being performed, as determined by a physician selected by Acquiror or its insurers and acceptable to such employee or his legal representative (such agreement as to acceptability not to be withheld unreasonably) and which impairment is not susceptible to reasonable accommodation. For purposes of Section 2.12 of this Agreement, a “Disability” shall be deemed to have occurred and existed on the first day of the applicable time period described in this definition, even though the determination that a “Disability” did, in fact, occur will not be made until a later date (in accordance with the terms hereof).

“EBITDA” means, with respect to the Farm Operations, the net income of the Farm Operations excluding (i.e., adding back) the aggregate of the interest, income taxes, depreciation and amortization of the Farm Operations. The foregoing components of EBITDA shall all have the meanings ascribed to such terms under GAAP. The calculation of net income of the Farm Operations will reflect the following allocation of administrative and overhead expenses (which allocation is agreed and acknowledged by all parties to this Agreement to be reasonable and binding, and is intended to encompass and cover all general/non-specific costs of managing and administering the Farm Operations, including, without limitation, corporate oversight and managerial functions provided by the following departments: executive management, research and development, accounting, human resources, payroll processing, and information technology): (A) with respect to Blueberry Farms of Georgia, such allocation amount shall be determined at the rate of $550 per planted (whether producing or not) acre per year (to be adjusted annually for inflation, as measured by the Producer Price Index published by the United States Bureau of Labor Statistics; provided, that any such annual inflation adjustment shall in no event be less than 0% nor more than 3%), and (B) with respect to Blueberry Farms of Mexico, such allocation amount shall be determined through handling charges applied at a rate of 11¢ per pound ($0.50 per  1/2 pint berry box equivalent), not to exceed $300,000 in the aggregate per season, plus 3¢ per pound for shipping, handling and administrative expenses incurred by the exporter in Mexico, which currently is SunnyRidge Farm Mexico, S.A. de CV (it being understood that in the event Acquiror elects to change the exporter, such shipping, handling and administrative expense allocation methodology shall continue to apply for purposes of this provision). The parties acknowledge that the foregoing handling and other charges with respect to Blueberry Farms of Mexico are to be processed for accounting purposes as a reduction from the settlement amounts on product received and are therefore incorporated in that manner in the calculation of net income of Blueberry Farms of Mexico. Sales shall be determined on the basis of the net pool price per pound. The net pool price means the average per pound price paid by the Company and its Subsidiaries, as applicable, to all growers in the relevant region for the sale of berries during a particular week; provided, that the net pool price shall reflect any deductions for sales allowances as a result of quality. Any and all sales made by the Farm Operations are to be included for purposes of calculating Farm Operations net income, including, without limitation, intercompany sales to internal sales entities or divisions with responsibility to market and sell fruit to customers.

“Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Enterprise Value” means $93,000,000.

“ERISA Affiliate” means any trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries and that, together with the Company or any of its Subsidiaries, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Farm Operations” means Blueberry Farms of Mexico and Blueberry Farms of Georgia.

“GAAP” means United States generally accepted accounting principles and practices as in effect on the date hereof.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Immediate Family,” with respect to any specified Person, means such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“Indebtedness” means, with respect to any Person, without duplication: (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) outstanding indebtedness of such Person for borrowed money and (B) outstanding indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all outstanding obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business (other than the current liability portion of any indebtedness for borrowed money)); (iii) all outstanding obligations of such Person under any financing leases or leases required to be capitalized in accordance with GAAP; (iv) all outstanding obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all outstanding obligations of such Person under interest rate or currency swap or other hedging transactions or agreements (valued at the termination value thereof); (vi) all obligations of the type referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Indemnity Escrow Amount” means $6,975,000.

“Indemnity Escrow Fund” means the Indemnity Escrow Amount established at Dole Food Company, Inc., as such sum may be increased or decreased as provided in this Agreement, including remaining interest or other amounts earned thereon.

“Individual Sellers” means Keith D. Mixon, Gerald Mixon, Jr. and Gregory Mixon.

“Intellectual Property” means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights, and applications (including intent to use applications) to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications (collectively, “Patents”); (iii) copyrights (registered and unregistered) and applications for registration (collectively, “Copyrights”); (iv) know-how, inventions, methods, processes, technical data, specifications, research and development information, technology, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); and (v) moral rights, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

“knowledge” with respect to a party means the actual knowledge of the relevant individual or, with respect to an entity, any senior officer or any member of the board of directors (or similar body) of such party (provided, that, with respect to the Company or any of its Subsidiaries, the senior officers and directors shall be only the following: Keith D. Mixon, Gerald Mixon, Jr., Gregory Mixon, Lucius M. Dyal, Jr. and Luz Hernandez) and such knowledge as would be imputed to such persons upon reasonable inquiry. For all purposes of this Agreement, all knowledge of any Stockholder shall be imputed to be knowledge of each other Stockholder.

“LallyMix” means the Company’s Subsidiary LallyMix Farms LLP, a Florida limited liability partnership.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property” means all real property leased, subleased or licensed to the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (i) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole or (ii) materially impairs the ability of the Company to consummate, or prevents or materially delays, the Merger or any of the other transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so.

“Merger Consideration” means the Closing Merger Consideration, plus or minus amounts, if any, payable in accordance with Sections 2.11, 2.12 and 7.7(b).

“Net Working Capital” means, respect to the Company and its Subsidiaries, as at a specified date, an amount (which may be positive or negative) equal to current assets minus current liabilities (excluding short-term debt and the current portion of long-term debt), in each case as shown on the consolidated balance sheet of the Company and its Subsidiaries as of such date (but taking into account any payments by the Company and its Subsidiaries in connection with the Closing) and calculated in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet, including, without limitation, the calculation of the components making up Targeted Working Capital. For purposes of clarity, the foregoing definition is intended to result in the classification of accounts utilized in the determination of Net Working Capital to be applied consistent with the manner of the classification of accounts as utilized in the computation of Targeted Working Capital. For purposes of illustration, the parties acknowledge that the amount of December 31, 2010 Targeted Working Capital amount of $21,070,252 was determined and computed from the Balance Sheet as follows: the Balance Sheet amount of aggregate current assets of $29,732,086 was reduced by the Balance Sheet amount of aggregate current liabilities of $15,127,122, with add-backs of (i) the Balance Sheet amount of short-term debt (consisting of lines of credit) of $4,502,117 and (ii) the Balance Sheet amount of the current portion of long-term debt of $1,963,171.

“ordinary course of business” shall describe any action taken by a Person if:

(i) such action is consistent in manner and amount with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) by any Law or by the articles of incorporation, bylaws. other governing documents or adopted policy of such Person and is not required to be authorized by the parent company (if any) of such Person; and such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Owned Real Property” means all real property owned by the Company or any of its Subsidiaries, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“Ownership Percentage” means, with respect to any Stockholder, a ratio (expressed as a percentage) equal to (i) the number of Shares held by such Stockholder as of immediately prior to the Effective Time, divided by (ii) the aggregate number of Shares (other than Cancelled Shares) issued and outstanding as of immediately prior to the Effective Time.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Related Party,” with respect to any specified Person, means: (i) any Affiliate of such specified Person, or any director, senior officer, general partner or managing member of such Affiliate; (ii) any Person who serves or within the past five years has served as a director, senior officer, general partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member of a Person described in clause (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding equity, ownership or voting interests of such specified Person.

“Representatives” of a Person means such Person’s officers, directors, principals, employees, advisors, auditors, agents, bankers and other representatives.

“Return” means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

“Stockholder” means a holder of record of Shares immediately prior to the Effective Time.

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries. Other Persons in which such first Person holds, directly or indirectly, 50% or more of the equity or voting interests, as well as other Persons that are consolidated with such first Person pursuant to GAAP, shall be deemed to be Subsidiaries of such first Person for all purposes of this Agreement and the Ancillary Agreements.

“Targeted Working Capital” means $21,070,252.

“Taxes” means: (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, registration, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

“Termination for Cause,” “Terminated for Cause” and “Cause” shall mean Acquiror’s termination of an employee’s employment with Acquiror and/or its Subsidiaries (such that the employee is no longer employed by any of such entities on either a full or part-time basis) pursuant to a written notice of termination (except under clauses (a) or (b), below, in which case Acquiror need not send a notice of termination) given within 120 days (and subject in all events to the cure rights set forth below, to the extent applicable) following the date on which Acquiror became aware of the occurrence of any one or more of the following conducts, acts or consequences, but only to extent such conduct, act or consequence (if remediable) is not remedied in all material respects promptly after receipt by the employee of written notice from Acquiror specifying, with reasonable particularity, the details of the conduct, act or consequence that Acquiror believes in good faith constitutes Cause, and further specifies, with reasonable particularity, the conduct, acts or actions (or the forbearance of same) that constitutes Acquiror’s good faith expected remedial response for curing same (any termination of such employment by Acquiror and its Subsidiaries that is not a Termination for Cause or that is not the result of his death or Disability, will be deemed to be and shall constitute a “Termination other than for Cause”):

(a) The employee is convicted of, or pleads guilty or nolo contendere to, a felony or crime of moral turpitude;

(b) The employee commits an act of fraud, misappropriation of funds or embezzlement in connection with his employment; or

(c) The employee commits an act of gross misconduct in connection with the performance of his duties;

(d) The employee refuses or fails to carry out or comply with any significant instruction, order or policy of Dole Food Company, Inc. or its Subsidiaries, unless carrying out or complying with such significant instruction, order or policy would be reasonably expected to subject the employee to a fine or imprisonment;

(e) The employee demonstrates habitual negligence or habitual dereliction in the performance of his duties, including but not limited to a habitual failure to carry out or comply with the instructions, orders or policies of Dole Food Company, Inc. or its Subsidiaries unless carrying out or complying with such instruction, order or policy would be reasonably expected to subject the employee to a fine or imprisonment; provided, however, that termination of an employee’s employment with Acquiror and/or its Subsidiaries in connection with this clause (e) shall not constitute Termination for Cause, for purposes only of this Agreement, if the notice of such termination is received by the employee after October 11, 2013.

“Termination for Good Reason” “Terminated for Good Reason” and “Good Reason” means the resignation of the employee from employment with Acquiror and/or its Subsidiaries within 120 days following the occurrence, without the employee’s written consent, of one or more of the following to the extent not remedied to a reasonably material extent promptly after receipt by Acquiror of written notice from such employee specifying, with reasonable particularity, the details of the conduct, act or consequence that such employee believes in good faith constitutes its claim of “Good Reason”, and further, specifies, with reasonable particularity, the conduct, acts, or actions (or the forbearance of same) that constitutes such employee’s good faith expected remedial response for curing same (with any termination by the employee of his employment with Acquiror and its Subsidiaries that is not a Termination with Good Reason, or that is not a result of his death or Disability, will be deemed to be a “Termination other than for Good Reason”):

(a) The assignment to the employee of duties that are materially inconsistent with, or that impair (in any material respect) his ability to perform, the duties customarily assigned to an executive holding the position he will hold immediately following the Effective Date in a Dole Food Company, Inc. domestic Subsidiary of the size and nature of the Surviving Corporation; provided, however, that the assignment to the employee of duties at a higher level or of a larger enterprise, than those applicable to him immediately following the Effective Date shall not in any event constitute Good Reason; and provided, further, that the consummation of the transactions contemplated by this Agreement will result in the Surviving Corporation becoming a Subsidiary of a much larger company with its own functional and organizational structure (including but not limited to finance, accounting, human resources and information technology), and the Surviving Corporation will no longer be independent, as a result of which certain duties and responsibilities of an employee may change in reflection thereof, and such change shall not constitute Good Reason.

(b) Any reduction (in the aggregate over the 36 consecutive calendar months following the Closing Date) of more than 10% in the employee’s aggregate annual target compensation (base salary plus the target (not actual) annual bonus plus the target (not actual) level of all other incentive compensation) below the employee’s aggregate annual target compensation in effect immediately following the Effective Date; provided that a reduction in the employee’s aggregate annual target compensation in connection with across-the-board reductions or modifications affecting similarly situated persons of comparable rank in Acquiror shall not constitute Good Reason; or

(c) Acquiror requires the employee to relocate to one or more locations more than 50 miles from Winter Haven, Florida; provided, however, that termination of Keith D. Mixon’s employment with Acquiror and/or its Subsidiaries in connection with this clause (c) shall not constitute Termination for Good Reason, for purposes only of this Agreement, if (i) Acquiror first requires such relocation prior to October 11, 2013; (ii) such relocation is to the corporate headquarters of Dole Food Company, Inc., the headquarters of Acquiror and/or the headquarters of Acquiror’s berry business and (iii) Keith D. Mixon’s duties and responsibilities have been enhanced beyond the management of the Company’s business (as such business exists immediately following the Effective Time) and such relocation has the principal purpose of facilitating that enhanced role. For purposes of this clause (c), “relocation” means the requirement by the Acquiror that the employee work full time in such locations for at least 80% of all work days during any period of at least six months.

“Transaction Expenses” means, except as otherwise expressly set forth in this Agreement, the aggregate amount of any and all fees and expenses incurred by or on behalf of, or paid or to be paid directly by, the Company or any of its Subsidiaries or any Person that the Company pays or reimburses or is otherwise legally obligated to pay or reimburse (including any such fees and expenses incurred by or on behalf of the Stockholders) in connection with the process of selling the Company or the negotiation, preparation or execution of this Agreement or the Ancillary Agreements or the performance or consummation of the transactions contemplated hereby or thereby, including: (i) any fees and expenses associated with obtaining necessary or appropriate waivers, consents, or approvals of any Governmental Authority or third parties on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (but in any event excluding the $45,000 fee in connection with the filing under the HSR Act, which was paid by the Acquiror); (ii) any fees or expenses associated with obtaining the release and termination of any Encumbrances in connection with the transactions contemplated hereby; (iii) all brokers’, finders’ or similar fees in connection with the transactions contemplated hereby; and (iv) fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts in connection with the transactions contemplated hereby.

“Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Estimated Net Working Capital exceeds the Targeted Working Capital.

“Working Capital Underage” shall exist when (and shall be equal to the amount by which) the Targeted Working Capital exceeds the Estimated Net Working Capital.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location
401(k) Plan	3.23
Acquiror	Preamble
Agreement	Preamble
Articles of Merger	2.2(b)
Balance Sheet	3.6(b)
Cancelled Shares	2.7(b)
CERCLA	3.16(e)(iii)
Certificates	2.8(a)
Closing	2.2(a)
Closing Balance Sheet	2.11(a)
Closing Company Debt	2.11(a)
Closing Date	2.2(a)
Closing Net Working Capital	2.11(a)
Code	3.10(b)
Company	Preamble
Company Common Stock	Recitals
Company Registered IP	3.14(e)
Core Representations	7.1(a)

Definition	Location
Disclosure Schedules	Article III
Earn-Out Amount	2.12(d)
Earn-Out Statement	2.12(a)
Effective Time	2.2(b)
Environmental Laws	3.16(e)(i)
Environmental Permits	3.16(e)(ii)
ERISA	3.10(a)(i)
Estimated Company Debt	2.10(a)
Estimated Net Working Capital	2.10(a)
Estimated Transaction Expenses	2.10(a)
Final Closing Statement	2.11(a)
Financial Statements	3.6(a)
Florida Law	Recitals
Hazardous Substances	3.16(e)(iii)
HSR Act	3.3(b)
Indemnified Party	7.4(a)
Indemnifying Party	7.4(a)
Independent Accounting Firm	2.11(c)
Interim Financial Statements	2.10(b)
IRS	3.10(b)
Losses	7.2
Majority Holders	2.14(b)
Material Contracts	3.17(a)
Merger	Recitals
Multiemployer Plan	3.10(c)
Multiple Employer Plan	3.10(c)
Net Adjustment Amount	2.11(d)(i)
Notice of Disagreement	2.11(b)
Notice of Earn-Out Disagreement	2.12(b)
Permits	3.8(b)
Permitted Encumbrances	3.12(a)
Plans	3.10(a)
Preliminary Closing Balance Sheet	2.10(a)
Preliminary Closing Statement	2.10(a)
Release	3.16(e)(iv)
Shares	2.7
Stockholder Representative	2.14(a)
Sub	Preamble
Surviving Corporation	2.1
Third Party Claim	7.4(a)
Transaction Expenses Payoff Instructions	6.3(f)

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with Florida Law, Sub shall be merged with and into the Company pursuant to which (a) the separate corporate existence of Sub shall cease, (b) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Florida as a wholly owned Subsidiary of the Acquiror and (c) all of the properties, rights, privileges, powers and franchises of the Company will vest in the Surviving Corporation, and all of the debts, liabilities, obligations and duties of the Company will become the debts, liabilities, obligations and duties of the Surviving Corporation.

Section 2.2 Closing; Effective Time.

(a) The closing of the Merger (the “Closing”) shall take place at the offices of Gray Robinson, 301 East Pine Street, Suite 1400, Orlando, Florida, at 10:00 a.m., Eastern Daylight time, on the date hereof, provided, that there has occurred the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VI (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the parties mutually may agree in writing. The day on which the Closing takes place is referred to as the “Closing Date.”

(b) As soon as practicable on the Closing Date, the parties shall cause articles of merger substantially in the form attached as Exhibit 2.2(b) to be executed and filed with the Secretary of State of the State of Florida (the “Articles of Merger”), executed in accordance with the relevant provisions of Florida Law. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida or at such other time as the parties shall agree and as shall be specified in the Articles of Merger. The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”

Section 2.3 Effects of the Merger. The Merger shall have the effects provided for in this Agreement and in the applicable provisions of Florida Law.

Section 2.4 Articles of Incorporation and Bylaws.

(a) At the Effective Time, the articles of incorporation of the Company shall be amended so that they read in their entirety as set forth in Exhibit 2.4(a) hereto, and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.

(b) At the Effective Time, and without any further action on the part of the Company and Sub, the bylaws of the Company shall be amended so that they read in their entirety as set forth in Exhibit 2.4(b) hereto, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and as provided by applicable Law.

Section 2.5 Directors; Officers. From and after the Effective Time, (a) the directors of Sub serving immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be and (b) except as set forth in Exhibit 2.5 hereto, the officers of the Company serving immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.6 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name of and on behalf of either the Company or Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 2.7 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the Acquiror, Sub, the Company or any holder of any shares of Company Common Stock (the “Shares”) or any shares of capital stock of Sub:

(a) Each Share issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) shall be converted into the right to receive the Closing Per Share Merger Consideration, in cash, without interest, together with any amounts that may be payable in respect of such Share pursuant to Sections 2.11, 2.12 and 7.7(b), if any, all as provided in this Agreement, at the respective times and subject to the contingencies specified herein and therein;

(b) Each Share that is held in the treasury of the Company or owned by the Company or any of its wholly owned Subsidiaries immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefore (the Shares described in this Section 2.7(b), “Cancelled Shares”; and

(c) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid share of common stock, par value $1.00 per share, of the Surviving Corporation.

Section 2.8 Payment for Shares.

(a) At or immediately following the Effective Time, the Surviving Corporation shall provide to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the “Certificates”) and whose Shares were converted into the right to receive the consideration described in Section 2.7(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Surviving Corporation and shall be in such form and have such other provisions as the Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Surviving Corporation, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (as promptly as practicable and, if at the Closing, by wire transfer at the Closing), an amount in cash equal to (A) the Closing Per Share Merger Consideration multiplied by (B) the number of Shares formerly represented by such Certificate, without interest, and such Certificate shall, upon such surrender, be cancelled. Each such holder shall also be entitled to any amounts that may be payable in respect of the Shares formerly represented by such Certificate pursuant to Sections 2.11, 2.12 and 7.7(b), if any, as provided in this Agreement, at the respective times and subject to the contingencies specified herein and therein. If payment in respect of any Certificate is to be made to a Person other than the Person in whose name such Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer, that the signatures on such Certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment shall have established to the satisfaction of the Acquiror that any transfer and other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate have been paid or are not applicable. Until surrendered in accordance with the provisions of this Section 2.8, any Certificate (other than Certificates representing Cancelled Shares) shall be deemed, at any time after the Effective Time, to represent only the right to receive the portion of the Merger Consideration payable with respect thereto, in cash, without interest, as contemplated herein.

(b) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, a Certificate (other than one representing Cancelled Shares) is presented to the Surviving Corporation, it shall be cancelled and exchanged as provided in this Section 2.8.

(c) All cash paid upon conversion of the Shares in accordance with the terms of this Article II and all cash otherwise held and subsequently paid pursuant to this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to Shares represented thereby, except as otherwise provided herein or by applicable Law.

(d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, the Surviving Corporation shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the relevant portion of the Merger Consideration payable in respect thereof for Shares represented thereby; provided, however, that the Surviving Corporation or the Paying Agent may, in their discretion, require the delivery of a satisfactory indemnity.

(e) All payments to be made under this Section 2.8 shall be made by wire transfer of immediately available funds to an account designated by the holder of the Shares, except as otherwise agreed by the payor and payee. Wire instructions shall be provided to the Surviving Corporation at least two Business Days prior to the applicable payment date.

Section 2.9 Other Closing Payments. As part of the Merger Consideration, concurrently with the Effective Time, the Adjustment Escrow Fund and the Indemnity Escrow Fund shall be established at Dole Food Company, Inc. In connection with the Adjustment Escrow Fund and Indemnity Escrow Fund, at the Closing, Dole Food Company, Inc. will deliver to the Stockholder Representative an Acknowledgment, in the form attached hereto as Exhibit A.

Section 2.10 Closing Estimates.

(a) At least five calendar days prior to the anticipated Closing Date, the Company has prepared and delivered to the Acquiror a written statement (the “Preliminary Closing Statement”) that included and set forth: (i) a consolidated balance sheet of the Company and its Subsidiaries, dated as of the Closing Date (the “Preliminary Closing Balance Sheet”); (ii) on the basis of the Preliminary Closing Balance Sheet, a good-faith estimate of the (A) Net Working Capital (the “Estimated Net Working Capital”) and (B) Company Debt (the “Estimated Company Debt”); (iii) a good-faith estimate of all Transaction Expenses that are accrued or due and remain unpaid (the “Estimated Transaction Expenses”) (with each of Estimated Net Working Capital, Estimated Company Debt, and Estimated Transaction Expenses determined as of the Closing Date and, except for Estimated Transaction Expenses, without giving effect to the transactions contemplated herein); and (iv) on the basis of the foregoing, a calculation of the Closing Merger Consideration. The Estimated Net Working Capital and Estimated Company Debt shall be calculated in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet, and, with respect to the calculation of Estimated Net Working Capital, reflect the accounting principles, policies and procedures set forth in the definition of Net Working Capital so as to make it consistent with the calculation of the Targeted Working Capital. All calculations of Estimated Net Working Capital, Estimated Company Debt and Estimated Transaction Expenses have been accompanied by a schedule of information showing the Company’s method of calculation thereof, together with a certificate of the Company’s Chief Executive Officer and Director of Accounting certifying that such estimates have been calculated in good faith in accordance with this Agreement. The Company has provided the Acquiror with access to the books and records of the Company and to any other documents or information relating to the preparation of the Preliminary Closing Statement or calculation of amounts reflected thereon reasonably requested by the Acquiror, and to Keith D. Mixon, Gerald Mixon, Jr., Gregory Mixon, Lucius Dyal, Jr. and Luz Hernandez, who are the Company’s employees responsible for and knowledgeable about the information used therein, and the preparation or calculation thereof. Such estimates shall be used solely for purposes of determining the amounts payable at the Closing pursuant to Section 2.8(a) and 2.9 and shall not limit or otherwise affect the Acquiror’s remedies under this Agreement or otherwise, or constitute an acknowledgement by the Acquiror of the accuracy of the amounts reflected thereof. The Company and the Acquiror in good faith have sought to resolve any disagreement, and the Company has made such revisions to the disputed items as have been mutually agreed between the Company and the Acquiror; provided, that if and to the extent that the Acquiror and the Company have not resolved all such differences by the close of business on the Business Day prior to the Closing Date, the parties have agreed that the Closing will proceed. For the avoidance of doubt, any failure of the Acquiror to raise any objection or dispute in the Acquiror’s Notice of Disagreement or the decision of the Acquiror to proceed with the Closing despite the existence of unresolved differences, shall not in any way prejudice Acquiror’s right to raise any matter in the Final Closing Statement.

(b) At least five calendar days prior to the anticipated Closing Date, the Company has prepared and delivered to the Acquiror full consolidated financial statements (balance sheet, income statement and statement of cash flows) for the Company as of and for the eight months ended August 31, 2011, including notes clarifying variations from GAAP employed in the preparation of such financial statements, as well as significant items not reflected in such financial statements (collectively, the “Interim Financial Statements”) ). [N.B. Need to code this definition into the index of definitions.]

(c) All calculations of Net Working Capital, Company Debt and Transaction Expenses as provided for in this Agreement have been made without duplication of any asset, liability, income or expense between such calculations.

Section 2.11 Post-Closing Adjustment of Merger Consideration.

(a) Within 90 days after the Closing Date, the Acquiror shall cause to be prepared and delivered to the Stockholder Representative (on behalf of the Stockholders) a written statement (the “Final Closing Statement”) that shall include and set forth (i) a consolidated balance sheet of the Company and its Subsidiaries, including all notes thereto, dated as of the Closing Date (the “Closing Balance Sheet”), (ii) on the basis of the Closing Balance Sheet, a calculation of the actual (A) Net Working Capital (“Closing Net Working Capital”) and (B) Company Debt (“Closing Company Debt”), (iii) the actual Transaction Expenses (with each of Closing Net Working Capital, Closing Company Debt and Transaction Expenses determined as of the Closing Date) and (iv) on the basis of the foregoing, a calculation of the Merger Consideration. The Closing Balance Sheet shall be accompanied by a certificate of the President and the Chief Financial Officer of the Acquiror, stating that the Closing Balance Sheet and amounts calculated therefrom have been prepared in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet, and the definition of Net Working Capital.

(b) During the 30 day period following the Stockholder Representative’s receipt of the Final Closing Statement, the Acquiror will cause the Surviving Corporation (i) to provide the Stockholder Representative and his Representatives with prompt access to the books and records of the Surviving Corporation and to any other documents or information relating to the preparation of the Final Closing Statement or calculation of amounts reflected thereon reasonably requested by the Stockholder Representative or his Representatives, and to the Surviving Corporation’s employees responsible for and knowledgeable about the information used therein, and the preparation or calculation thereof, and (ii) to use commercially reasonable efforts to obtain access to the work papers of its auditors relating to the Final Closing Statement, subject to the execution of a customary access letter. The Final Closing Statement shall become final and binding on the 30th day following delivery thereof, unless prior to the end of such period, the Stockholder Representative delivers to the Acquiror written notice of his disagreement (a “Notice of Disagreement”) specifying the nature and amount of any dispute as to the Closing Net Working Capital, the Closing Company Debt and/or Transaction Expenses, as set forth in the Final Closing Statement, and accompanied by a certificate of the Stockholder Representative’s auditors stating that they concur with each of the positions taken by the Stockholder Representative in the Notice of Disagreement. The Stockholder Representative shall be deemed to have agreed with the amounts of Closing Net Working Capital, Closing Company Debt, Closing Company Cash and/or Transaction Expenses not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.11(c). Any Notice of Disagreement may reference only disagreements based on mathematical errors or based on amounts of the Closing Net Working Capital, Closing Company Debt and/or Transaction Expenses as reflected on the Final Closing Statement not being calculated in accordance with this Section 2.11.

(c) During the 15 day period following delivery of a Notice of Disagreement by the Stockholder Representative to the Acquiror, the parties in good faith shall seek to resolve and incorporate into a writing any differences that they may have with respect to the computation of the Closing Net Working Capital, Closing Company Debt and/or Transaction Expenses as specified therein. During such 15 day period, the Stockholder Representative shall (i) provide the Acquiror and its Representatives with access to its books and records and any other documents or information relating to the preparation of the Notice of Disagreement or calculation of amounts thereon reasonably requested by the Acquiror or its Representatives, and to the relevant employees responsible for and knowledgeable about the information used therein, and the preparation or calculation thereof, and (ii) shall use commercially reasonable efforts to obtain access to the work papers of its auditors relating to the Notice of Disagreement, subject to the execution of a customary access letter. Any disputed items resolved in writing between the Stockholder Representative and the Acquiror within such 15 day period shall be final and binding with respect to such items, and if the Stockholder Representative and the Acquiror agree in writing on the resolution of each disputed item specified by the Stockholder Representative in the Notice of Disagreement and the amount of the Closing Net Working Capital, Closing Company Debt and Transaction Expenses, the amounts so determined shall be final and binding on the parties for all purposes hereunder. If the Stockholder Representative and the Acquiror have not resolved all such differences by the end of such 15 day period, the Stockholder Representative and the Acquiror shall submit, in writing, to an independent public accounting firm (the “Independent Accounting Firm”), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amounts of the Closing Net Working Capital, Closing Company Debt and Transaction Expenses, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Net Working Capital, Closing Company Debt and Transaction Expenses, which determination shall be final and binding on the parties for all purposes hereunder. The Independent Accounting Firm shall consider only those items and amounts in the Stockholder Representative’s and the Acquiror’s respective calculations of the Closing Net Working Capital, Closing Indebtedness and Transaction Expenses that are identified as being items and amounts to which the Stockholder Representative and the Acquiror have been unable to agree. In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The determination of the Independent Accounting Firm shall be accompanied by a certificate of the Independent Accounting Firm that it reached such determination in accordance with the provisions of this Section 2.11. The Independent Accounting Firm shall be PriceWaterhouseCoopers or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by the Stockholder Representative and the Acquiror. The Stockholder Representative and the Acquiror shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within 30 days following the submission thereof. Judgment may be entered upon the written determination of the Independent Accounting Firm in any court referred to in Section 8.10. The costs of any dispute resolution pursuant to this Section 2.11(c), including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the Stockholder Representative and the Acquiror in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each party incurred in connection with the preparation or review of the Final Closing Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party.

(d) The Merger Consideration shall be adjusted, upwards or downwards, as follows:

(i) For the purposes of this Agreement, the “Net Adjustment Amount” means an amount, which may be positive or negative, equal to (A) the Closing Net Working Capital as finally determined pursuant to this Section 2.11 minus the Estimated Net Working Capital, plus (B) the Estimated Company Debt minus the Closing Company Debt as finally determined pursuant to this Section 2.11, plus (C) the Estimated Transaction Expenses minus the Transaction Expenses as finally determined pursuant to this Section 2.11;

(ii) If the Net Adjustment Amount is positive, the Merger Consideration shall be adjusted upwards in an amount equal to the Net Adjustment Amount. In such event, (A) the Stockholder Representative shall deliver written notice to the Acquiror and Dole Food Company, Inc. specifying the Net Adjustment Amount, (B) the Acquiror shall pay the Net Adjustment Amount to the Stockholders and (C) Dole Food Company, Inc. shall pay all funds in the Adjustment Escrow Fund to the Stockholders. Payment of such amounts to Stockholders shall be made pro rata in accordance with their respective Ownership Percentages; and

(iii) If the Net Adjustment Amount is negative (in which case the “Net Adjustment Amount” for purposes of this clause (iii) shall be deemed to be equal to the absolute value of such amount), the Merger Consideration shall be adjusted downwards in an amount equal to the Net Adjustment Amount. In such event, the Acquiror shall deliver written notice to Dole Food Company, Inc. and the Stockholder Representative specifying the Net Adjustment Amount, and Dole Food Company, Inc. shall pay the Net Adjustment Amount out of the Adjustment Escrow Fund to the Acquiror. If the Adjustment Escrow Fund is insufficient to cover the entire amount payable to the Acquiror pursuant hereto, the deficiency shall be recovered from the Indemnity Escrow Fund and neither the Stockholder Representative nor any Stockholder shall be entitled to object to such claim against the Indemnity Escrow Fund; provided, that the Stockholders (A) shall promptly restore the Indemnity Escrow Fund to the extent of amounts so recovered and (B) shall, jointly and severally, remain liable in the event amounts in the Indemnity Escrow Fund are insufficient to cover the amount of such deficiency. In the event the amount of funds in the Adjustment Escrow Fund exceeds the Net Adjustment Amount, then Dole Food Company, Inc., after paying the Net Adjustment Amount to the Acquiror as provided herein, shall pay the remaining funds in the Adjustment Escrow Fund to the Stockholders. Payment of such amounts to Stockholders shall be made pro rata in accordance with their respective Ownership Percentages.

(e) Amounts to be paid pursuant to Section 2.11(d) shall bear interest from the Closing Date to the date of such payment at a rate equal to the rate of interest from time to time paid by Bank of America on savings accounts, calculated on the basis of a year of 365 days and the number of days elapsed. Payments in respect of Section 2.11(d) shall be made within three Business Days of final determination of the Net Adjustment Amount pursuant to the provisions of this Section 2.11 by wire transfer of immediately available funds to such account or accounts as may be designated in writing by the party entitled to such payment at least two Business Days prior to such payment date.

Section 2.12 Earn-Out.

(a) Within 90 days after the end of fiscal year 2014 of Dole Food Company, Inc., the Acquiror shall cause to be prepared and delivered to the Stockholder Representative (on behalf of the Stockholders) a written statement (the “Earn-Out Statement” ) that shall include and set forth unaudited financial statements for fiscal years 2012, 2013 and 2014 for Blueberry Farms of Mexico and Blueberry Farms of Georgia, based on the operations of such businesses as they exist on the Closing Date, and, based on such financial statements, and the provisions of this Section 2.12, a detailed calculation of the Earn-Out Amount. The Earn-Out Statement shall be accompanied by a certificate of the President and the Chief Financial Officer of the Acquiror, stating that the Earn-Out Statement and amounts calculated therefrom have been prepared in accordance with this Section 2.12 (including the definitions of any capitalized terms used in this Section 2.12) and that the Earn-Out Statement and amounts calculated therefrom have been reviewed by Acquiror’s auditors and that such auditors did not propose any material adjustments or modifications thereto.

(b) During the 30 day period following the Stockholder Representative’s receipt of the Earn-Out Statement, the Acquiror will cause the Surviving Corporation (i) to provide the Stockholder Representative and his Representatives with access to the books and records of the

Acquiror and its Subsidiaries relevant to the calculations set forth in the Earn-Out Statement, and to any other documents or information relating to the preparation of the Earn-Out Statement or calculation of amounts reflected thereon reasonably requested by the Stockholder Representative or his Representatives, and to the employees of the Acquiror and its Subsidiaries responsible for and knowledgeable about the information used therein, and the preparation or calculation thereof, and (ii) to use commercially reasonable efforts to obtain access to the work papers, if any, of its auditors relating to the Earn-Out Statement, subject to the execution of a customary access letter. The Earn-Out Statement shall become final and binding on the 30th day following delivery thereof, unless prior to the end of such period, the Stockholder Representative delivers to the Acquiror written notice of his disagreement (a “Notice of Earn-Out Disagreement”) specifying in detail the nature and amount of any dispute as to the calculation of the Earn-Out Amount, as set forth in the Earn-Out Statement, and accompanied by a certificate of the Stockholder Representative’s auditors stating that they concur with each of the positions taken by the Stockholder Representative in the Notice of Earn-Out Disagreement. The Stockholder Representative shall be deemed to have agreed with the items and amounts set forth in the Earn-Out Statement not specifically referenced in the Notice of Earn-Out Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.12(c). Any Notice of Earn-Out Disagreement may reference only disagreements based on mathematical errors or based on the calculation of amounts set forth in the Earn-Out Statement not being calculated in accordance with this Section 2.12.

(c) During the 15 day period following delivery of a Notice of Earn-Out Disagreement by the Stockholder Representative to the Acquiror, the parties in good faith shall seek to resolve and incorporate into a writing any differences that they may have with respect to the computation of the Earn-Out Amount as specified therein. During such 15 day period, the Stockholder Representative shall (i) provide the Acquiror and its Representatives with access to its books and records and any other documents or information relating to the preparation of the Notice of Earn-Out Disagreement or calculation of amounts thereon reasonably requested by the Acquiror or its Representatives, and to the relevant employees responsible for and knowledgeable about the information used therein, and the preparation or calculation thereof, and (ii) shall use commercially reasonable efforts to obtain access to the work papers of its auditors relating to the Notice of Earn-Out Disagreement, subject to the execution of a customary access letter. Any disputed items resolved in writing between the Stockholder Representative and the Acquiror within such 15 day period shall be final and binding with respect to such items, and if the Stockholder Representative and the Acquiror agree in writing on the resolution of each disputed item specified by the Stockholder Representative in the Notice of Earn-Out Disagreement, the amounts so determined shall be final and binding on the parties for all purposes hereunder. If the Stockholder Representative and the Acquiror have not resolved all such differences by the end of such 15 day period, the Stockholder Representative and the Acquiror shall submit, in writing, not later than the 30th day after the end of such 15 day period, to the Independent Accounting Firm, their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the Earn-Out Amount, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the Earn-Out Amount, which determination shall be final and binding on the parties for all purposes hereunder. The Independent Accounting Firm shall consider only those items and amounts in the Stockholder Representative’s and the Acquiror’s respective calculations of the Earn-Out Amount that are identified as being items and amounts to which the Stockholder Representative and the Acquiror have been unable to agree. In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The determination of the Independent Accounting Firm shall be accompanied by a certificate of the Independent Accounting Firm that it reached such determination in accordance with the provisions of this Section 2.12. The Independent Accounting Firm shall be PriceWaterhouseCoopers or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by the Stockholder Representative and the Acquiror. The Stockholder Representative and the Acquiror shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within 30 days following the submission thereof. Judgment may be entered upon the written determination of the Independent Accounting Firm in any court referred to in Section 8.10. The costs of any dispute resolution pursuant to this Section 2.11(c), including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the Stockholder Representative and the Acquiror in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each party incurred in connection with the preparation or review of the Final Closing Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party. Notwithstanding the foregoing, if there are unresolved disagreements between the Stockholder Representative and the Acquiror concerning either the application of the employment contingencies set forth in Section 2.12(d) or the performance of the Acquiror of its covenant set forth in Section 5.2, the Independent Accounting Firm shall not deal with such dispute but shall calculate the Earn-Out Amount under the assumptions that the disputed employment contingencies had not been satisfied and that the Acquiror had performed its covenant set forth in Section 5.2, but the calculation of the Earn-Out Amount by the Independent Accounting Firm under such assumptions shall only be binding upon the parties in the senses that: (i) such determined Earn-Out Amount shall be paid forthwith by the Acquiror to the Stockholders Representative; and (ii) any amounts calculated by the Independent Accounting Firm that are not affected by such assumptions shall be final and binding upon the parties.

(d) For all purposes of this Agreement and subject to the adjustments set forth in this Section 2.12(d), “Earn-Out Amount” means the amount equal the lesser of (i) $15,000,000 and (ii) the difference (but not less than zero Dollars ($0.00)) between: (x) six (6) times the average annual combined EBITDA of the Farm Operations, as such operations exist on the Closing Date, calculated for two (2) of the three (3) full fiscal years (i.e., fiscal years 2012, 2013 and 2014) following the Closing having the highest combined EBITDA of the Farm Operations (consistently applied), less (y) the $3,000,000 no-risk, non-refundable payment for such businesses included in the Closing Cash Amount, and less (z) Adjusted Capital Expenditures. The payment of the Earn-Out Amount is subject to the three Individual Sellers’ satisfying the following employment contingencies: (i) Keith Mixon must be employed by the Acquiror and/or its Subsidiaries for a period of thirty six (36) consecutive calendar months commencing on the Closing Date, (ii) Gregory Mixon must be employed by the Acquiror and/or its Subsidiaries for a period of twenty four (24) consecutive calendar months commencing on the Closing Date, and (iii) Gerald Mixon, Jr. must be employed by the Acquiror and/or its Subsidiaries for a period of twelve (12) consecutive calendar months commencing on the Closing Date; provided, however, that in the event any such Individual Seller fails to be employed by the Acquiror and/or its Subsidiaries for the requisite number of months, such Individual Seller’s corresponding employment contingency shall nevertheless be deemed satisfied by such Individual Seller to the extent the reason for such failure is because (A) such Individual Seller has died, (B) such Individual Seller’s employment by the Acquiror and/or its Subsidiaries is Terminated by the Acquiror as a result of such Individual Seller becoming Disabled at any time during his respective term of employment, (C) such Individual Seller’s employment by the Acquiror and/or its Subsidiaries is Terminated other than for Cause or (D) such Individual Seller’s employment by the Acquiror and/or its Subsidiaries is Terminated for Good Reason. In the event the foregoing employment contingencies are only partially satisfied (i.e., one or more Sellers fails to continue his employment as prescribed for the entire specified duration and none of the four specified exceptions to such failure applies), then the Earn-Out Amount will be correspondingly reduced as follows: (1) if Keith Mixon does not satisfy the thirty six month employment condition, the Earn-Out Amount will be zero dollars ($0); and (2) if Keith Mixon does satisfy the 36 month employment condition, then the Earn-Out Amount will be reduced by one-sixth (1/6) for each full or partial year (if any) of their respective employment condition that Gregory Mixon or Gerald Mixon, Jr. does not satisfy. By way of example, if Keith Mixon satisfies his three-year employment condition, Gregory Mixon’s employment is Terminated for Cause 18 months into his 24 month employment condition and Gerald Mixon, Jr.’s employment is Terminated without Good Reason immediately following the Closing, the Sellers will have the right to receive two-thirds (2/3) of what otherwise would have been the Earn-Out Amount. In connection with the Closing, the Individual Sellers agree to permit, and shall fully cooperate with, the Acquiror and its Affiliates, in their sole discretion and at their sole expense, to maintain and/or obtain insurance policies providing for payments to DFV or HCE (as appropriate) of $15,000,000 in the event that Keith D. Mixon dies or becomes disabled (which, in the relevant insurance policies, may be defined differently than Disabled) between the date of Closing and December 31, 2014, $10,000,000 in the event Gregory Mixon dies or becomes disabled between the date of Closing and December 31, 2013, and/or $5,000,000 in the event Gerald Mixon, Jr. dies or becomes disabled between the date of Closing and December 31, 2012. Without the consent of the relevant Individual Seller, which shall not unreasonably be denied or delayed, Acquiror and its Affiliates shall not have the right to extend such policies with respect to each Individual Sellers beyond the respective dates set forth in this sentence

Section 2.13 Withholding Rights. Each of the Acquiror and the Surviving Corporation shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of applicable tax Law. To the extent that such amounts are so withheld or paid over to or deposited with the relevant Governmental Authority by the Acquiror or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect to which such deduction and withholding was made.

Section 2.14 Stockholder Representative.

(a) Immediately upon the approval of this Agreement by the unanimous vote or written consent of the Stockholders, each Stockholder shall be deemed to have consented to the appointment of Keith Mixon as such Stockholder’s representative and attorney-in-fact (the “Stockholder Representative”), with full power of substitution to act on behalf of the Stockholders to the extent and in the manner set forth in this Agreement All decisions, actions, consents and instructions by the Stockholder Representative shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object to, dissent from, protest or otherwise contest any such decision, action, consent or instruction. The Acquiror and Sub shall be entitled to rely on any decision, action, consent or instruction of the Stockholder Representative as being the decision, action, consent or instruction of the Stockholders, and the Acquiror and Sub are hereby relieved from any liability to any Person for acts done by them in accordance with any such decision, act, consent or instruction.

(b) The Stockholder Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of Stockholders holding a majority of the aggregate number of Shares issued and outstanding immediately prior to the Effective Time (the “Majority Holders”). In the event of the death, incapacity, resignation or removal of the Stockholder Representative, a new Stockholder Representative shall be appointed by the vote or written consent of the Majority Holders. Notice of such vote or a copy of the written consent appointing such new Stockholder Representative shall be sent to the Acquiror and, after the Effective Time, to the Surviving Corporation, such appointment to be effective upon the later of the date indicated in such consent or the date such consent is received by the Acquiror and, after the Effective Time, the Surviving Corporation; provided, that until such notice is received, the Acquiror, Sub and the Surviving Corporation, as applicable, shall be entitled to rely on the decisions, actions, consents and instructions of the prior Stockholder Representative as described in Section 2.14(a). The Stockholder Representative may charge a reasonable fee for his services; provided, that all fees and expenses incurred by the Stockholder Representative in performing his duties hereunder (including legal fees and expenses related thereto) and any indemnification in favor of the Stockholder Representative shall be borne by the Stockholders.

(c) The Stockholder Representative shall not be liable to the Stockholders for actions taken pursuant to this Agreement, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted willful misconduct or fraud. Except in cases where a court of competent jurisdiction has made such a finding, the Stockholders shall jointly and severally indemnify and hold harmless the Stockholder Representative from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with his activities as Stockholder Representative under this Agreement or otherwise.

(d) The approval of this Agreement by the requisite vote or written consent of Stockholders shall also be deemed to constitute approval of all arrangements relating to the transactions contemplated hereby and to the provisions hereof binding upon the Stockholders, including, without limitation, Section 7.2.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY AND THE STOCKHOLDERS

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”) (each of which shall qualify only the specifically identified Sections or subsections hereof to which such Disclosure Schedule relates and shall not qualify any other provision of this Agreement or any Ancillary Agreement), the Company and the Stockholders hereby jointly and severally represent and warrant to the Acquiror and Sub as follows:

Section 3.1 Organization and Qualification.

(a) Each of the Company and its Subsidiaries is (i) a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation as set forth in Schedule 3.1(a) of the Disclosure Schedules, and has full power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted and (ii) duly qualified or licensed as a foreign corporation or other entity, as appropriate, to do business, and is in good standing, in each jurisdiction where the character of the properties and assets occupied, owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) The Company has heretofore furnished to the Acquiror a complete and correct copy of the certificate of incorporation and bylaws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents. The transfer books and minute books of each of the Company and its Subsidiaries that have been made available for inspection by the Acquiror prior to the date hereof are true and complete.

Section 3.2 Authority.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and by the unanimous written consent of all stockholders of the Company. No other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Company will be a party will have been, duly executed and delivered by the Company. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Company will be a party will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) The board of directors of the Company, at a meeting duly called and held at which all directors of the Company were present, or by unanimous written consent of all members of the board of directors of the Company, duly and unanimously adopted resolutions (i) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directing that this Agreement be submitted to the Stockholders for adoption and approval and (iv) resolving to recommend that the Stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby, including the Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c) The Stockholders, at a meeting duly called and held at which all Stockholders, or by unanimous written consent duly executed and delivered, duly and unanimously by adopted resolutions (i) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the stockholders of the Company, (ii) approving and adopting of this Agreement and the transactions contemplated hereby, including the merger and (iii) ratifying all actions heretofore taken by the directors and officers of the Company in connection with this Agreement and the transactions contemplated hereby, including the Merger.

(d) The GFI Irrevocable Trust is a valid and subsisting irrevocable trust under Florida law, and has all necessary power and authority to approve, adopt, and enter into this Agreement and the Ancillary Agreements, and to perform its obligations hereunder and thereunder. Keith Mixon is the duly appointed trustee of the GFI Irrevocable Trust, and has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements on behalf of the GFI Irrevocable Trust, and to cause the GFI Irrevocable Trust to perform all of its obligations hereunder and thereunder. Neither the entry into this Agreement or the Ancillary Agreements by the GFI Irrevocable Trust nor the performance of its obligations hereunder or thereunder, violates or will violate the trust documents governing the GFI Irrevocable Trust, any contract, agreement or understanding or any Law.

(e) Each of the Stockholders has good and marketable title, free and clear of all Encumbrances, to the shares identified to such Stockholder in Schedule 3.4(a)(i) of the Disclosure Schedule.

Section 3.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries;

(ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; or

(iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of the Company or any of its Subsidiaries under, or result in the creation of any Encumbrance on any property, asset or right of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties, assets or rights are bound or affected.

(b) Neither the Company nor any of its Affiliates is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company or any of its Subsidiaries, except for (i) any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), all of which have already been made, and (ii) the filing of the Articles of Merger with the Secretary of State of the State of Florida.

(c) No “fair price,” “interested shareholder,” “business combination” or similar provision of any state takeover Law is, or at the Effective Time will be, applicable to the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 3.4 Capitalization.

(a) The authorized capital stock of the Company consists of 10,000 shares of Company Common Stock, of which 4,527 shares of Company Common Stock, constituting the Shares, are issued and outstanding. Schedule 3.4(a)(i) of the Disclosure Schedules sets forth a complete and accurate list of all record and beneficial holders of the issued and outstanding capital stock of the Company, indicating the respective number of Shares held. Schedule 3.4(a)(ii) of the Disclosure Schedules sets forth, for each Subsidiary of the Company, the amount of its authorized capital stock, the amount of its outstanding capital stock and the record and beneficial holders of its outstanding capital stock.

(b) Except for the Shares and except as set forth in Schedule 3.4(a)(i) or (ii) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries has issued or agreed to issue any: (a) share of capital stock or other equity or ownership interest; (b) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of shares of capital stock or other equity or ownership interests; (c) stock appreciation right, phantom stock, interest in the ownership or earnings of the Company or any of its Subsidiaries or other equity equivalent or equity-based award or right; or (d) bond, debenture or other indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. Each outstanding share of capital stock or other equity or ownership interest of the Company and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and in the case of its Subsidiaries, except as set forth in Schedule 3.4(a)(ii) of the Disclosure Schedules, each such share or other equity or ownership interest is owned by the Company or another Subsidiary, free and clear of any Encumbrance. All of the aforesaid shares or other equity or ownership interests have been offered, sold and delivered by the Company or a Subsidiary in compliance with all applicable federal and state securities laws. Except for rights granted to the Acquiror and Sub under this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to issue, sell or transfer or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of, or that restrict the transfer of, the issued or unissued capital stock or other equity or ownership interests of the Company or any of its Subsidiaries. No shares of capital stock or other equity or ownership interests of the Company or any of its Subsidiaries have been issued in violation of any rights, agreements, arrangements or commitments under any provision of applicable Law, the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

Section 3.5 Equity Interests. Except for the Subsidiaries listed in Schedule 3.4(a)(ii) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in, or assume any liability or obligation of, any Person.

Section 3.6 Financial Statements; No Undisclosed Liabilities; Projections.

(a) True and complete copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2008, December 31, 2009, December 31, 2010, and the related audited consolidated statements of income, cash flows retained earnings, stockholders’ equity and changes in financial position of the Company and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as the “Financial Statements”) and the Interim Financial Statements, have been provided to the Acquiror by the Company. Each of the Financial Statements and the Interim Financial Statements: (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company and its Subsidiaries; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto); and (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

(b) Except as and to the extent adequately accrued or reserved against in the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2010 (such balance sheet, together with all related notes and schedules thereto, the “Balance Sheet”), neither the Company nor any of its Subsidiaries has any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether known or unknown and whether or not required by GAAP to be reflected in a consolidated balance sheet of the Company and its Subsidiaries or disclosed in the notes thereto, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet, that are not, individually or in the aggregate, material to the Company or any of its Subsidiaries.

(c) The books of account and financial records of the Company and its Subsidiaries are true and correct in all material respects and have been prepared and are maintained in accordance with sound accounting practice.

(d) All accounts receivable reflected on the Balance Sheet or to be reflected on the Final Closing Statement represent or will represent bona fide and valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing, as of the Closing Date, all accounts receivable will be current and collectible net of the respective reserves shown on the Balance Sheet or to be shown on the Final Closing Statement (which reserves (i) are adequate and calculated consistently with past practice, (ii) in the case of reserves on the Final Closing Statement, will not represent a greater percentage of accounts receivable as of the Closing than the reserve reflected on the Balance Sheet represented of the accounts receivable reflected therein and (iii) will not represent a change in the composition of such accounts receivable in terms of aging). Subject to such reserves, each account receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable; provided, however, that (i) an IVA receivable from the government of Mexico in the approximate amount of $1 million shall not be subject to such 90-day requirement, but shall instead be collected in accordance with the customary course of business, and (ii) receivables for repayment of advances made to growers by the Company or its Subsidiaries, in an aggregate amount for all such locations not in excess of $2.5 million, shall not be subject to such 90 day requirement, but shall instead be collectible in accordance with the customary course of business for each such grower, it being understood that no representations or warranties as to the collectability of any such grower advances is being made hereunder. There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any accounts receivable related to the amount or validity of such accounts receivable, and no bankruptcy, insolvency or similar proceedings have been commenced by or against any such obligor.

(e) All accounts payable and notes payable by the Company and its Subsidiaries to third parties have arisen in the ordinary course of business and no such account payable or note payable is delinquent more than 90 days in its payment as of the date hereof.

(f) The aggregate contractual commitments of the Company and its Subsidiaries for capital expenditures do not exceed $100,000.

(g) The 2011 financial projections and the farming operations budgets and projections relating to the Company delivered to the Acquiror constitute, as of the time of such delivery, the Company’s and the Stockholders’ best reasonable estimate of the information purported to be shown therein and were prepared in the ordinary course of business. Neither the Company nor any of the Stockholders is aware of any fact or information that would lead it to believe that such projections, when delivered, were incorrect or misleading in any material respect.

Section 3.7 Customers and Suppliers.

(a) The Company and the Stockholders have provided the Acquiror with true and complete lists of (i) the names and addresses of the 25 largest (by dollar volume of sales) customers of the Company and its Subsidiaries to which the Company or any of its Subsidiaries sells product, either for its own account or pursuant to a marketing or other contracts the year ended December 31, 2010 and, separately, for the eight months ended August 31, 2011, (ii) the amount for which each such customer was invoiced during such respective period and (iii) the percentage of the consolidated total sales of the Company and its Subsidiaries represented by sales to each such customer during such respective period. Neither the Company nor any of its Subsidiaries has received any notice that any of such customers included on the list for the eight months ended August 31, 2011 (A) has ceased or substantially reduced, or will cease or substantially reduce, use of products or services of the Company or its Subsidiaries or (B) has sought, or is seeking, to reduce the price it will pay for the services of the Company or its Subsidiaries. To the knowledge of the Company and each Stockholder, none of such customers has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

(b) The Company and the Stockholders have provided the Acquiror with true and complete lists of (i) all suppliers (including Persons who provide product under marketing or other Contracts) of the Company and its Subsidiaries from which the Company or a Subsidiary ordered products or services with an aggregate amount purchased for each such grower of at least $10,000 and for each other supplier of $100,000 or more, for the year ended December 31, 2010 and, separately, for the eight months ended August 31, 2011, and (ii) the amount for which each such supplier invoiced the Company or such Subsidiary during such respective period. With respect to such growers, the true and complete list so provided includes the name of the grower, the start and end date of the relevant Contract, the region in which the grower is located, the types of berries involved, and the amount so invoiced. Neither the Company nor any of its Subsidiaries has received any notice that there has been any material adverse change in the price of such supplies or services provided by any such supplier included on the list for the eight months ended August 31, 2011 or than any such supplier will not sell supplies or services to the Surviving Corporation and its Subsidiaries at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company and its Subsidiaries, subject to general and customary price increases. To the knowledge of the Company and each Stockholder, no such supplier has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 3.8 Compliance with Law; Permits.

(a) Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all Laws applicable to it. None of the Company, any of its Subsidiaries or, to the knowledge of the Company or any Stockholder, any of its or their employees has received during the past five years, nor is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that the Company or any of its Subsidiaries is not in compliance in any material respect with any Law applicable to it.

(b) The Company and the Stockholders have provided to the Acquiror a true and complete list of all material permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for each of the Company and its Subsidiaries to own, lease and operate its properties and to carry on its business in all material respects as currently conducted (the “Permits”). Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all such Permits. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the knowledge of the Company or any Stockholder, threatened. The Company and its Subsidiaries will continue to have the use and benefit of all Permits following consummation of the transactions contemplated hereby. No Permit is held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries (nor, to the knowledge of the Company, any Stockholder, any of their respective directors, executives, Representatives, agents or employees) (i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977 or the United Kingdom Bribery Act of 2010, (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (v) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 3.9 Litigation. Except as set forth on Schedule 3.9 of the Disclosure Schedules, there is no Action pending or, to the knowledge of the Company or any Stockholder, threatened against the Company or any of its Subsidiaries, or any material property or asset of the Company or any of its Subsidiaries, or any of the directors or officers of the Company or any of its Subsidiaries in regards to their actions as such, nor, to the knowledge of the Company or any Stockholder, is there any basis for any such Action. There is no Action pending or, to the knowledge of the Company or any Stockholder, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the knowledge of the Company or any Stockholder, threatened investigation by, any Governmental Authority relating to the Company, any of its Subsidiaries, any of their respective properties or assets, any of their respective officers or directors, or the transactions contemplated by this Agreement or the Ancillary Agreements. There is no Action by the Company or any of its Subsidiaries pending, or which the Company or any of its Subsidiaries has commenced preparations to initiate, against any other Person.

Section 3.10 Employee Benefit Plans.

(a) Schedule 3.10(a) of the Disclosure Schedules sets forth a true and complete list of the following (collectively, the “Plans”):

(i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any of its Subsidiaries is a party, with respect to which the Company or any of its Subsidiaries has or could have any obligation or which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries;

(ii) each employee benefit plan for which the Company or any of its Subsidiaries could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated; and

(iii) any plan in respect of which the Company or any of its Subsidiaries could incur liability under Section 4212(c) of ERISA.

(b) Each Plan referred to in Section 3.10(a) is in writing. The Company has furnished to the Acquiror a true and complete copy of each such Plan and has delivered to the Acquiror a true and complete copy of each material document, if any, prepared in connection with each such Plan, including (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the two most recently filed Internal Revenue Service (“IRS”) Forms 5500, (iv) the most recently received IRS determination letter for each such Plan and the application materials submitted in connection with such determination letter and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any of its Subsidiaries has any express or implied commitment (A) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (B) to enter into any Contract to provide compensation or benefits to any individual or (C) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the “Code”), or as provided in Section 3.23.

(c) None of the Plans referred to in Section 3.10(a) is a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which the Company or any of its Subsidiaries could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”). None of such Plans: (i) provides for the payment of separation, severance, termination or similar-type benefits to any person; (ii) obligates the Company or any of its Subsidiaries to pay separation, severance, termination or similar-type benefits solely or partially as a result of the transactions contemplated by this Agreement or the Ancillary Agreements; or (iii) obligates the Company or any of its Subsidiaries to make any payment or provide any benefit as a result of the transactions contemplated by this Agreement or the Ancillary Agreements. None of such Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries. Each of the Plans is [maintained in the United States and is] subject only to the Laws of the United States or a political subdivision thereof.

(d) Each Plan is now and always has been operated in all respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code or, to the extent there was an error, such error was corrected under programs or theories recognized by the United States Internal Revenue Service or the United States Department of Labor (as appropriate) and the Company and its Subsidiaries have no remaining potential liability in respect of such error. Each of the Company and its Subsidiaries has performed all obligations required to be performed by it and is not in any respect in default under or in violation under any Plan, nor do the Company or the Stockholders have any knowledge of any such default or violation by any other party to any Plan. No Action is pending or, to the knowledge of the Company or any Stockholder, threatened with respect to any Plan, other than claims for benefits in the ordinary course, and no fact or event exists that would give rise to any such Action.

(e) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code received, on the date or dates identified by the Company to the Acquiror, a timely favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan was so qualified. Each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt. No fact or event has occurred since the date of such determination letter or letters from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(f) There has not been any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan. Neither the Company nor any of its Subsidiaries has incurred any liability under, arising out of or by operation of Title IV of ERISA, other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course, including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that would give rise to any such liability.

(g) All contributions, premiums or payments required to be made with respect to any Plan have been or will be made on or before their due dates. All such contributions have been fully deducted for income tax purposes. No such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists that would give rise to any such challenge or disallowance. As of the Closing Date, no Plan that is subject to Title IV of ERISA will have an “unfunded benefit liability” within the meaning of Section 4001(a)(18) of ERISA.

(h) There are no Actions or claims (other than routine claims for benefits) pending or, to the knowledge of the Company or any Stockholder, threatened, anticipated or expected to be asserted with respect to any Plan or any related trust or other funding medium thereunder or with respect to the Company or any ERISA Affiliate as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

(i) No Plan or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of the Company or any Stockholder, the subject of an audit, investigation or examination by any Governmental Authority.

(j) No “reportable event,” as such term is used in Section 4043 of ERISA, “accumulated funding deficiency,” as such term is used in Section 412 or 4971 of the Code or Section 302 of ERISA or application for or receipt of a waiver from the IRS of any minimum funding requirement under Section 412 of the Code has occurred with respect to any Plan.

(k) The Company and its ERISA Affiliates do not maintain any Plan which is a “group health plan,” as such term is defined in Section 5000(b)(1) of the Code, that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA, Section 4980B(b) of the Code and the applicable provisions of the Health Insurance Portability and Accountability Act of 1986. The Company is not subject to any liability, including additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation.

(l) With respect to each Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code): (i) such plan or arrangement has been operated since January 1, 2005 in compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan or arrangement is subject to Section 409A of the Code and so as to avoid any tax, interest or penalty thereunder; (ii) the document or documents that evidence each such plan or arrangement have conformed to the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code since December 31, 2008; and (iii) as to any such plan or arrangement in existence prior to January 1, 2005 and not subject to Section 409A of the Code, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.

(m) The Company is not obligated to make any payments, including under any Plan, that reasonably could be expected to be “excess parachute payments” pursuant to Section 280G of the Code.

(n) In addition to the foregoing, with respect to each Plan that is not subject to United States law (a “Non-U.S. Benefit Plan”):

(i) all employer and employee contributions to each Non-U.S. Benefit Plan required by Law or by the terms of such Non-U.S. Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices, and a pro rata contribution for the period prior to and including the date of this Agreement has been made or accrued;

(ii) the fair market value of the assets of each funded Non-U.S. Benefit Plan, the liability of each insurer for any Non-U.S. Benefit Plan funded through insurance or the book reserve established for any Non-U.S. Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on any ongoing basis (actual or contingent) accrued to the date of this Agreement with respect to all current and former participants under such Non-U.S. Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-U.S. Benefit Plan, and the consummation of the transactions contemplated hereby shall not cause such assets or insurance obligations to be less than such benefit obligations; and

(iii) each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities. Each Non-U.S. Benefit Plan is now and always has been operated in full compliance with all applicable non-United States Laws.

Section 3.11 Labor and Employment Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining Contract that pertains to employees of the Company or any of its Subsidiaries. There are no, and during the past five years have been no, organizing activities or collective bargaining arrangements that could affect the Company or any of its Subsidiaries pending or under discussion with any labor organization or group of employees of the Company or any of its Subsidiaries. There is no, and during the past five years there has been no, labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or, to the knowledge of the Company or any Stockholder, threatened against or affecting the Company or any of its Subsidiaries, nor is there any basis for any of the foregoing. Neither the Company nor any of its Subsidiaries has breached or otherwise failed to comply with the provisions of any collective bargaining or union Contract. There are no pending or, to the knowledge of the Company or any Stockholder, threatened union grievances or union representation questions involving employees of the Company or any of its Subsidiaries.

(b) The Company is and during the past five years has been in compliance in all material respects with all applicable Laws respecting employment, including discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, overtime classification, hours, occupational safety and health, employee whistle-blowing, immigration, employee privacy, employment practices and classification of employees, consultants and independent contractors. The Company is not engaged in any unfair labor practice, as defined in the National Labor Relations Act or other applicable Laws. No unfair labor practice or labor charge or complaint is pending or, to the knowledge of the Company or any Stockholder, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority.

(c) The Company and each of its Subsidiaries have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any of its Subsidiaries and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any applicable Laws relating to the employment of labor. The Company and each of its Subsidiaries have paid in full to all their respective employees or adequately accrued in accordance with GAAP for all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees.

(d) Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. None of the Company, any of its Subsidiaries or, to the knowledge of the Company and each Stockholder, any of its or their employees has received within the past five years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the knowledge of the Company or any Stockholder, no such investigation is in progress. To the knowledge of the Company or any Stockholder, no current salaried employee or officer of the Company or any of its Subsidiaries intends, or is expected, to terminate his employment relationship with such entity following the consummation of the transactions contemplated hereby.

(e) All employees working in the United States hired by the Company or any of its Subsidiaries on or after January 1, 2005, and, to the knowledge of the Company and each Stockholder, all employees working in the United States hired by the Company or any of its Subsidiaries on or after November 7, 1986 and before January 1, 2002, are authorized for employment by the Company or such Subsidiary in the United States in accordance with the Immigration and Naturalization Act, as amended, and the regulations promulgated thereunder. No allegations of immigration-related unfair employment practices have been made with the Equal Employment Opportunity Commission or the Special Counsel for Immigration-Related Unfair Employment Practices. To the knowledge of the Company and each Stockholder, each of the Company and its Subsidiaries has completed and retained in accordance with the Immigration and Naturalization Service regulations a Form I-9 for all employees working in the United States hired on or after November 7, 1986, except those employees whose employment terminated on or before June 1, 1987. None of the employees currently employed by the Company or any of its Subsidiaries is authorized for employment in the United States pursuant to a nonimmigrant visa that authorizes the employee to be employed by the Company or any of its Subsidiaries.

Section 3.12 Title to, Sufficiency and Condition of Assets.

(a) The Company and its Subsidiaries have good and valid title to or a valid leasehold interest in all of their assets, including all of the assets reflected on the Balance Sheet or acquired in the ordinary course of business since the date of the Balance Sheet, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business. The assets owned or leased by the Company and its Subsidiaries constitute all of the assets necessary for the Company and its Subsidiaries to carry on their respective businesses as currently conducted. None of the assets owned or leased by the Company or any of its Subsidiaries is subject to any Encumbrance, other than (i) liens for current taxes and assessments not yet past due, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business of the Company or such Subsidiary and (iii) any such matters of record, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted (collectively, “Permitted Encumbrances”).

(b) All tangible assets owned or leased by the Company or its Subsidiaries have been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

This Section 3.12 does not relate to real property or interests in real property, such items being the subject of Section 3.13, or to Intellectual Property, such items being the subject of Section 3.14.

Section 3.13 Real Property.

(a) Schedule 3.13(a) of the Disclosure Schedules sets forth a true and complete list of all Owned Real Property and all Leased Real Property. Each of the Company and its Subsidiaries has (i) good and marketable title in fee simple to all Owned Real Property and (ii) good and marketable leasehold title to all Leased Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances. No parcel of Owned Real Property or Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company or any Stockholder, has any such condemnation, expropriation or taking been proposed. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company, any of its Subsidiaries or any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company, any of its Subsidiaries or any other party thereto. All leases of Leased Real Property shall remain valid and binding in accordance with their terms following the Closing.

(b) There are no contractual or legal restrictions that preclude or restrict the ability to use any Owned Real Property or Leased Real Property by the Company or any of its Subsidiaries for the current or contemplated use of such real property. To the knowledge of the Company and each Stockholder, there are no material latent defects or material adverse physical conditions affecting the Owned Real Property or Leased Real Property. All plants, warehouses, distribution centers, structures and other buildings on the Owned Real Property or Leased Real Property are adequately maintained and are in good operating condition and repair for the requirements of the business of the Company and its Subsidiaries as currently conducted.

Section 3.14 Intellectual Property.

(a) Schedule 3.14 of the Disclosure Schedules sets forth a true and complete list of all registered and material unregistered Marks, Patents and registered Copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by or exclusively licensed to the Company or any of its Subsidiaries, identifying for each whether it is owned by or exclusively licensed to the Company or the relevant Subsidiary.

(b) No registered Mark identified on Schedule 3.14 of the Disclosure Schedules has been or is now involved in any opposition or cancellation proceeding and, to the knowledge of the Company or any Stockholder, no such proceeding is or has been threatened with respect to any of such Marks. No Patent identified on Schedule 3.14 of the Disclosure Schedules has been or is now involved in any interference, reissue or reexamination proceeding and, to the knowledge of the Company or any Stockholder, no such proceeding is or has been threatened with respect thereto any of such Patents.

(c) The Company or its Subsidiaries exclusively own, free and clear of any and all Encumbrances, all Intellectual Property identified on Schedule 3.14 of the Disclosure Schedules and all other Intellectual Property used in the Company’s and its Subsidiaries’ businesses other than Intellectual Property that is licensed to the Company by a third party licensor pursuant to a written license agreement that remains in effect. Neither the Company nor any of its Subsidiaries has received any notice or claim challenging the Company’s ownership of any of the Intellectual Property owned (in whole or in part) by the Company or any of its Subsidiaries, nor to the knowledge of the Company or any Stockholder is there a reasonable basis for any claim that the Company does not so own any of such Intellectual Property. The registered Intellectual Property, and the unregistered Intellectual Property, owned, licensed or used by the Company or its Subsidiaries do not infringe the intellectual property rights of any other Person.

(d) Each of the Company and its Subsidiaries has taken all reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and at all times has maintained the confidentiality of all information that constitutes or constituted a Trade Secret of the Company or any of its Subsidiaries. All full time employees of the Company or any of its Subsidiaries (exclusive of foreign Subsidiaries that are not 100% owned, directly or indirectly by the Company and the Stockholders) hired since January 1, 2008 have executed and delivered proprietary information, confidentiality and assignment agreements substantially in the Company’s standard forms.

(e) All registered Marks, issued Patents and registered Copyrights identified on Schedule 3.14 of the Disclosure Schedules (“Company Registered IP”) are valid and subsisting and, to the knowledge of the Company and its Stockholders, enforceable, and neither the Company nor any of its Subsidiaries has received any notice or claim challenging the validity or enforceability of any Company Registered IP or alleging any misuse of such Company Registered IP. Neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like and the failure to disclose any known material prior art in connection with the prosecution of patent applications).

(f) The development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by or on behalf of the Company or any of its Subsidiaries, and all of the other activities or operations of the Company or any of its Subsidiaries, have not infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, any Intellectual Property of any third party, and neither the Company nor any of its Subsidiaries has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor, to the knowledge of the Company or any Stockholder, is there a reasonable basis therefor. No Intellectual Property owned by or licensed to the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof by the Company or its Subsidiaries. To the knowledge of the Company or any Stockholder, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries in a material manner.

(g) Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any material Intellectual Property. Upon the consummation of the Closing, the Acquiror shall succeed to all of the material Intellectual Property rights necessary for the conduct of the Company’s and its Subsidiaries’ businesses as they are currently and proposed to be conducted, and all of such rights shall be exercisable by the Acquiror to the same extent as by the Company and its Subsidiaries prior to the Closing. No loss or expiration of any of the material Intellectual Property used by the Company or any of its Subsidiaries in the conduct of its business is threatened, pending or reasonably foreseeable.

Section 3.15 Taxes.

(a) All Returns required to be filed by or on behalf of the Company and any Company Affiliate with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (the “Company Returns”) (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Laws. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to the Acquiror accurate and complete copies of all Company Returns filed since March 31, 2004 which have been requested by the Acquiror.

(b) The Financial Statements and the Interim Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company will establish, in the ordinary course of business, reserves adequate for the payment of all Taxes for the period from December 31, 2010 through the Closing Date, and the Company will disclose the dollar amount of such reserves to the Acquiror prior to the Closing Date.

(c) Schedule 3.15(c) of the Disclosure Schedule identifies each examination or audit of any Return of the Company or any Company Affiliate that has been conducted since December 31, 2003. The Company has delivered to the Acquiror accurate and complete copies of all audit reports and similar documents relating to such audited Returns.

(d) No claim or other Action is pending or has been threatened against or with respect to the Company or any Company Affiliate, in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or any Company Affiliate.

(e) There is no agreement, plan, arrangement or other Contract covering any employee of the Company or any of its Affiliates that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would be subject to Section 280G of the Code.

(f) The Company has filed Returns for each tax year since the stockholders thereof elected Subchapter S tax treatment, that accurately reflect corporate level tax liability for income tax under Section 1374 of the Code, and under any similar State income tax provisions, if any.

(g) The stockholders of the Company have duly elected for the Company to be an “S Corporation,” pursuant to Section 1362 of the Code, and the Company’s status as an S Corporation is valid from the time of the initial election, through the Effective Time.

(h) The Company is not an ineligible corporation within the meaning of Section 1361(b)(1) of the Code.

(i) All corporate subsidiaries of the Company constitute qualified Subchapter S subsidiaries under Section 1361(b)(3)(B) of the Code and have made timely elections under Section 1361(b)(3)(B) of the Code and the Treasury Regulations promulgated thereunder to be treated as such qualified Subchapter S subsidiaries.

(j) The Company is not subject to the built-in gain tax imposed under Section 1374 of the Code, whether as a result of the Company’s previously converting from a “C corporation” status to S corporation status or as result of the Company acquiring the assets of a C corporation or of an S corporation subject to the built-in gain tax in an exchanged basis transaction as provided in Section 1374(d)(8) of the Code.

(k) All Taxes (excluding Taxes resulting from the Merger) that the Company has been required to collect or withhold have been duly collected or withheld and have been or will be duly paid to the proper taxing authority when due, or adequate reserves have been established on the Balance Sheet for such Taxes.

(l) None of the Company or any Company Affiliate, has made, requested or agreed to make, nor is required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable year.

(m) No waivers of the statutes of limitation have been given with respect to any Taxes of the Company or any Company Affiliate.

Section 3.16 Environmental Matters.

(a) Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all applicable Environmental Laws. None of the Company, any of its Subsidiaries or, to the knowledge of the Company or any Stockholder, any of its or their employees has received during the past five years, nor, to the knowledge of the Company or any Stockholder, is there any basis for, any communication or complaint from a Governmental Authority or other Person alleging that the Company or any of its Subsidiaries has any liability under any Environmental Law or is not in compliance with any Environmental Law.

(b) No Hazardous Substances are or have been present, and there is and has been no Release or threatened Release of Hazardous Substances nor any clean-up or corrective action of any kind relating thereto, on any properties (including any buildings, structures, improvements, soils and surface, subsurface and ground waters thereof) currently or formerly owned, leased or operated by or for the Company or any of its Subsidiaries or any predecessor company, at any location to which the Company or any of its Subsidiaries has sent any Hazardous Substances or at any other location with respect to which the Company or any of its Subsidiaries may be liable. No underground improvement, including any treatment or storage tank or water, gas or oil well, is or has been located on any property described in the foregoing sentence. Neither the Company nor any of its Subsidiaries is actually, contingently, potentially or allegedly liable for any Release of, threatened Release of or contamination by Hazardous Substances or otherwise under any Environmental Law. There is no pending or, to the knowledge of the Company or any Stockholder, threatened investigation by any Governmental Authority, nor any pending or, to the knowledge of the Company or any Stockholder, threatened Action with respect to the Company or any of its Subsidiaries relating to Hazardous Substances or otherwise under any Environmental Law.

(c) Each of the Company and its Subsidiaries holds all Environmental Permits, and is and has been in compliance therewith. Neither the execution, delivery nor performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) require any notice to or consent of any Governmental Authority or other Person pursuant to any applicable Environmental Law or Environmental Permit or (ii) subject any Environmental Permit to suspension, cancellation, modification, revocation or nonrenewal.

(d) The Company and its Subsidiaries have provided to the Acquiror all “Phase I,” “Phase II” or other environmental assessment reports in their possession or to which they have reasonable access addressing locations ever owned, operated or leased by the Company or any of its Subsidiaries or at which the Company or any of its Subsidiaries actually, potentially or allegedly may have liability under any Environmental Law.

(e) For purposes of this Agreement:

(i) “Environmental Laws” means: any Laws of any Governmental Authority relating to: (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment, health, safety or natural resources.

(ii) “Environmental Permits” means all Permits under any Environmental Law.

(iii) “Hazardous Substances” means: (A) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) polychlorinated biphenyls, asbestos and radon; (E) any other pollutant or contaminant; and (F) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

(iv) “Release” has the meaning set forth in Section 101(22) of CERCLA.

Section 3.17 Material Contracts.

(a) Except as has been provided in writing to the Acquiror by the Company and the Stockholders, and except as has been expressly disclosed pursuant to another Section of this Agreement, neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract of the following nature (such Contracts as are required to have been so provided in writing to the Acquiror being “Material Contracts”):

(i) any broker, distributor, dealer, manufacturer’s representative, franchise, agency, continuing sales or purchase, sales promotion, market research, supply, marketing, consulting or advertising Contract;

(ii) any Contract relating to or evidencing indebtedness of the Company or any of its Subsidiaries, including mortgages, other grants of security interests, guarantees or notes; provided, however, that Contracts evidencing indebtedness being repaid pursuant to Section 6.3(j) need not be included;

(iii) any Contract pursuant to which the Company or any of its Subsidiaries has provided funds to or made any loan, capital contribution or other investment in, or assumed any liability or obligation of, any Person, including take-or-pay contracts or keepwell agreements;

(iv) any Contract with any Governmental Authority;

(v) any Contract with any Related Party of the Company or any of its Subsidiaries;

(vi) any employment or consulting Contract, other than Contracts for employment covered in clause (v), that involves an aggregate future or potential liability in excess of $50,000;

(vii) any Contract that limits, or purports to limit, the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of the Company and its Subsidiaries to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third person “most favored nation” status or any type of special discount rights;

(viii) any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or an assignment, or that would prohibit or delay the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

(ix) any Contract pursuant to which the Company or any of its Subsidiaries is the lessee or lessor of, or holds, uses, or makes available for use to any Person (other than the Company or a Subsidiary thereof), (A) any real property or (B) any tangible personal property and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $100,000;

(x) any Contract for the sale or purchase of any real property, or for the sale or purchase of any tangible personal property in an amount in excess of $100,000;

(xi) any Contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person;

(xii) any Contract containing confidentiality clauses;

(xiii) any Contract relating in whole or in part to any Intellectual Property;

(xiv) any joint venture or partnership, merger, asset or stock purchase or divestiture Contract relating to the Company or any of its Subsidiaries;

(xv) any Contract with any labor union or providing for benefits under any Plan;

(xvi) any Contract for the purchase of any debt or equity security or other ownership interest of any Person, or for the issuance of any debt or equity security or other ownership interest, or the conversion of any obligation, instrument or security into debt or equity securities or other ownership interests of, the Company or any of its Subsidiaries;

(xvii) any hedging, futures, options or other derivative Contract;

(xviii) any Contract relating to settlement of any actual or threatened administrative or judicial proceedings within the past five years;

(xix) any Contract that results in any Person holding a power of attorney from the Company or any of its Subsidiaries that relates to the Company, any of its Subsidiaries or any of their respective businesses; and

(xx) any other Contract, whether or not made in the ordinary course of business that (A) involves a future or potential liability or receivable, as the case may be, in excess of $100,000 on an annual basis or in excess of $200,000 over the current Contract term, (B) has a term greater than one year and cannot be cancelled by the Company or a Subsidiary of the Company without penalty or further payment and without more than 30 days’ notice or (C) is material to the business, operations, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole; provided, however, that all grower Contracts, and all Contracts with the Universities of Arkansas and Florida, and North Carolina State University shall constitute Material Contracts, regardless of the dollar amounts involved.

(b) Each Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect and, except as set forth on Schedule 3.17(b) of the Disclosure Schedule, will continue to be in full force and effect on identical terms immediately following the Closing Date, with the enforceability of any such Material Contract being subject to any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally as may be in effect at the time or times of enforcement. None of the Company or any of its Subsidiaries or, to the knowledge of the Company or any Stockholder, any other party is in material breach or material violation of, or (with or without notice or lapse of time or both) material default under, any Material Contract, nor has the Company or any of its Subsidiaries received any claim of any such breach, violation or default. The Company has delivered or made available to the Acquiror true and complete copies (or written summaries of Material Contracts to the extent they are not written Contracts) of all Material Contracts, including any amendments thereto.

Section 3.18 Affiliate Interests and Transactions.

(a) Other than as set forth in Schedule 3.18 of the Disclosure Schedules, no Related Party of the Company or any of its Subsidiaries: (i) owns or has owned, directly or indirectly, any equity or other financial or voting interest in any competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company or any of its Subsidiaries or their business; (ii) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) that the Company or any of its Subsidiaries uses or has used in or pertaining to the business of the Company or any of its Subsidiaries; (iii) has or has had any business dealings or a financial interest in any transaction with the Company or any of its Subsidiaries or involving any assets or property of the Company or any of its Subsidiaries, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms; or (iv) is or has been employed by the Company or any of its Subsidiaries.

(b) There are no outstanding notes payable to, accounts receivable from or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a debtor or creditor of, or has any liability or other obligation of any nature to, any Related Party of the Company or any of its Subsidiaries. Since the date of the Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any obligation or liability to, or entered into or agreed to enter into any transaction with or for the benefit of, any Related Party of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 3.19 Insurance. The Company and the Stockholders have provided the Acquiror with a true and complete list of all casualty, directors and officers liability, general liability, product liability and all other types of insurance policies maintained with respect to the Company or any of its Subsidiaries, together with the carriers and liability limits for each such policy. All such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. The Company has not received notice of, nor to the knowledge of the Company or any Stockholder is there threatened, any cancellation, termination, reduction of coverage or material premium increases with respect to any such policy. No claim currently is pending under any such policy involving an amount in excess of $50,000. The Company and the Stockholders have provided the Acquiror with a list that identifies which insurance policies are “occurrence” or “claims made” and which Person is the policy holder. All material insurable risks in respect of the business and assets of the Company and its Subsidiaries are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the business and operations in which the Company and its Subsidiaries are engaged. The activities and operations of the Company and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not cause a cancellation or reduction in the coverage of such policies.

Section 3.20 Brokers. Except for Capital Strategies, the fees of which with respect to all aspects of the Merger Consideration other than the Earn-Out Amount will be paid by the Company at or prior to the Closing and, with respect to the Earn-Out Amount, will be paid solely by the Stockholders (and under no circumstances by the Acquiror or any of its Subsidiaries, including, without limitation, the Surviving Corporation) when they receive the Earn-Out Amount (if any), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has furnished to the Acquiror a complete and correct copy of all agreements between the Company and Capital Strategies pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

Section 3.21 Conduct of Business Since December 31, 2010. Except as provided in Schedule 3.21(a) of the Disclosure Schedules, since the date of the Balance Sheet: (i) the Company and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice; (ii) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance. By way of amplification and not limitation, since December 31, 2010, neither the Company nor any of its Subsidiaries has, directly or indirectly, done any of the following:

(a) amended or otherwise changed its articles of incorporation or bylaws or equivalent organizational documents;

(b) issued, sold, pledged, disposed of or otherwise subjected to any Encumbrance (i) any shares of capital stock or other equity interests of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares or other equity interests, or any other ownership interest in the Company or any of its Subsidiaries or (ii) any properties or assets of the Company or any of its Subsidiaries, other than sales or transfers of inventory or accounts receivable in the ordinary course of business;

(c) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise, or made any other payment on or with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned Subsidiary of the Company to the Company;

(d) reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquired, directly or indirectly, any of its capital stock or made any other change with respect to its capital structure;

(e) acquired any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets, or entered into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement;

(f) except for the Merger, adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, or otherwise altered the Company’s or a Subsidiary’s corporate structure;

(g) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed, or otherwise become responsible for, the obligations of any Person, or made any loans or advances, except in the ordinary course of business; provided, that in no event has the Company or any of its Subsidiaries incurred, assumed or guaranteed any long-term indebtedness for borrowed money;

(h) amended, waived, modified or consented to the termination of any Material Contract, or amended, waived, modified or consented to the termination of the Company’s or any of its Subsidiaries’ rights thereunder, except as provided in Section 3.23; provided, however, that (x) Material Contracts evidencing indebtedness being repaid pursuant to Section 6.3(j) need not be included, and (y) Material Contracts that have expired or otherwise terminated by the passage of time need not be included.

(i) except as set forth in writing and previously provided to Acquiror by the Company, increased the compensation payable or to become payable or the benefits provided to its directors, officers or employees, or granted any severance or termination payment to, or paid, loaned or advanced any amount to, any director, officer or employee of the Company or any of its Subsidiaries, or established, adopted, entered into or amended any Plan, although retirement plan contracts may be amended as necessary to implement the termination of such Plan pursuant to Section 3.23;

(j) made any change in any method of accounting or accounting practice or policy, except as required by GAAP;

(k) made, revoked or modified any Tax election, settled or compromised any Tax liability or filed any Return other than on a basis consistent with past practice;

(l) paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against on the Balance Sheet or subsequently incurred in the ordinary course of business;

(m) canceled, compromised, waived or released any right or claim other than in the ordinary course of business;

(n) permitted the lapse of any right relating to Intellectual Property or any other intangible asset used in the business of the Company or any of its Subsidiaries;

(o) paid or become liable to pay any costs or expenses arising out of or related to the transactions contemplated by this Agreement or the Ancillary Agreements; provided, however, that liabilities constituting Transaction Expenses need not be included;

(p) except as expressly disclosed on Schedule 3.9 of the Disclosure Schedules, commenced or settled any Action;

(q) taken any action, or intentionally failed to take any action, that has or would reasonably be expected to have a Material Adverse Effect; or

(r) except as expressly otherwise disclosed on another Disclosure Schedule or except as provided in writing to Acquiror in accordance with the express terms of another provision of this Article III, entered into any formal or informal agreement, or otherwise made a legally binding commitment, to do any of the foregoing.

Section 3.22 No Notices Received. Neither the Company nor any Stockholder has received or has knowledge of any notice or other communication from any Person alleging that (a) the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or (b) any Action pending or, to the Company’s or any Stockholder’s knowledge, threatened, against a party or the parties relating to the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 3.23 Termination of 401(k) Plans. The Company has taken all actions necessary to ensure that all 401(k) Plans of the Company and its domestic Subsidiaries shall terminate as of the Effective Time. “401(k) Plan”” means a defined contribution plan, offered by an employer to its employees, that allows employees to set aside tax-deferred income for retirement purposes as described under Section 401(k) of the Code.

Section 3.24 Disclosure. To the knowledge of the Company and the Stockholders, none of the representations or warranties of the Company contained in this Agreement or any Ancillary Agreement and none of the information contained in any schedule, certificate, or other document delivered by or on behalf of the Company pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

THE ACQUIROR AND SUB

The Acquiror and Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization. Each of the Acquiror and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

Section 4.2 Authority. Each of the Acquiror and Sub has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Acquiror and Sub of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Acquiror and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of the Acquiror and Sub and by the Acquiror as the sole stockholder of Sub. No other corporate proceedings on the part of the Acquiror or Sub are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Acquiror or Sub will be a party will have been, duly and validly executed and delivered by the Acquiror and Sub, as applicable. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Acquiror or Sub will be a party will constitute, the legal, valid and binding obligations of the Acquiror and Sub, as applicable, enforceable against the Acquiror and Sub, as applicable, in accordance with their respective terms.

Section 4.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by each of the Acquiror and Sub of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or violate the articles of incorporation or bylaws of the Acquiror or Sub;

(ii) conflict with or violate any Law applicable to the Acquiror or Sub; or

(iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of any Person pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which the Acquiror or Sub is a party.

(b) Neither the Acquiror nor Sub is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Acquiror and Sub of this Agreement and each of the Ancillary Agreements to which it will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act, which have already been made, and (ii) the filing of the Articles of Merger with the Secretary of State of the State of Florida.

Section 4.4 Financing. The Acquiror has, or shall have at the Closing, sufficient funds to permit the Acquiror or Sub to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger.

Section 4.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Acquiror or Sub.

Section 4.6 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business other than in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Commercially Reasonable Efforts: Sale of Foreign Subsidiary Stock. Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and (ii) have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Notwithstanding anything herein to the contrary, the Acquiror shall not be required by this Section to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (A) require the divestiture of any assets of the Acquiror, the Company or any of their respective Affiliates, (B) limit the Acquiror’s freedom of action with respect to, or its ability to consolidate and control, the Company and its Subsidiaries or any of their assets or businesses or any of the Acquiror’s or its Affiliates’ other assets or businesses or (C) require or impose any obligation on the Acquiror or its Affiliates to (x) give any guarantee or other consideration of any nature in connection with any notice to third parties or the obtaining from such third party of consents and estoppel certificates as the Acquiror may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements or (y) consent to any change in the terms of any agreement or arrangement that the Acquiror in its sole discretion may deem adverse to the interests of the Acquiror, Sub or the Company or any of its Subsidiaries. Notwithstanding the foregoing, at the request of the Acquiror or the Surviving Corporation at any time, the Stockholders shall, and shall cause their Affiliates to, sell or otherwise transfer, to a Person designated by the Acquiror or the Surviving Corporation, any and all shares or other equity interests held by the Stockholders and their Affiliates in any foreign Subsidiary of the Company, for a price or in a manner of transfer designated by the Acquiror or the Surviving Corporation, provided that the Stockholders and their Affiliates shall be fully reimbursed by the Acquiror or the Surviving Corporation for any Taxes incurred by the Stockholders and their Affiliates as a result of such sale or transfer, to the extent, if any, that such Taxes actually incurred exceed the amount of Taxes that would have been incurred by the Stockholders and their Affiliates if such shares or equity interests had been so sold or otherwise transferred at a price equal to the fair market value of shares, without giving effect to any purported control premium or non-control discount.

Section 5.2 Operation of Blueberry Farms of Mexico and Blueberry Farms of Georgia. Acquiror covenants to Stockholders that Acquiror will cause the business and activities of Blueberry Farms of Mexico and Blueberry Farms of Georgia to be operated in good faith and not with the purpose of minimizing the Earn-Out Amount.

Section 5.3 WARN Act. Acquiror hereby covenants and agrees that it will cause the Surviving Corporation and its Subsidiaries, as appropriate, to offer employment as of the Closing Date to, and maintain the employment for 90 days after the Closing Date of, a sufficient number of the employees of the Company and its Subsidiaries so that neither the Company nor any of its Subsidiaries are required to provide any notification required by the Worker Adjustment and Retraining Notification Act (the “WARN Act”) as a result of the transactions contemplated by this Agreement; provided, however, that as a condition to the making of this covenant and agreement by the acquirer, the Stockholders represent and warrant to the Acquiror that neither the Company nor any of its Subsidiaries have engaged in any action that would constitute an “employment loss” as defined by the WARN Act for any of its employees prior to the Closing; and provided, further, that nothing contained in this Agreement requires the Acquiror or the Surviving Corporation or any of its Subsidiaries to offer employment to, or maintain the employment of, any individual.

Section 5.4 Tax Matters.

(a) The Stockholder’ Representative shall coordinate on behalf of the Stockholders the preparation of all Returns for the period from January 1, 2011 through the Closing Date (the “Final Period”). In connection with the preparation of such Returns, the Acquiror shall cause the Surviving Corporation to provide reasonable access to the books and records of the Company to the Stockholder Representative, the historical accountant of the Company and such other accountants and advisors as identified by the Stockholder Representative. All Returns for the Final Period will be prepared on a books-closed-as-of-the-Closing-Date basis (including the effect of the Section 338(h)(10) Elections as contemplated by the Tax Matters Agreement) and all expenses that are reasonably deductible on such Returns for the Final Period will be deducted. The Stockholder Representative shall provide a copy of such Returns after they are prepared to the Acquiror for review and comment; the Acquiror shall receive such copies a reasonably adequate amount of time prior to the filing due date in order that the Acquiror have a reasonably adequate amount of time for such review and comment, and a reasonably adequate amount of time shall be left for the Stockholder Representative and the Acquiror to resolve disagreements, pursuant to the procedures set forth in the remainder of this Section 5.3(a).

Such Returns shall not be filed unless the Acquiror shall have consented thereto; such consent shall not unreasonably be delayed or denied. Any proposed changes to the Returns shall be discussed by the Acquiror with the tax preparer of the Return. No elections or statements shall be included in these tax returns that would adversely affect the Acquiror without the prior approval of the Acquiror. In the event of a dispute arising with respect to the Returns such disagreement shall be referred to a nationally recognized independent certified public accounting firm as is mutually agreed upon by the Stockholder Representative, on the one hand, and the Acquiror, on the other. If the parties cannot agree on such an accounting firm, the firm shall be picked by two nationally recognized independent certified public accounting firms, one selected by the Stockholder Representative and one by the Acquiror; further provided, however, that the accounting firm so selected shall not at the time be the regular auditor of the Acquiror, or of Dole Food Company, Inc. The decision of the accounting firm shall be final and binding on the parties. The fee of the accounting firm shall be borne 50% by the Acquiror, and 50% ratably among the Stockholders of the Company, through payment from the Stockholders jointly and severally. All disputes must be resolved within ten days of submission to the selected accounting firm.

(b) With respect to any items of income, gains, losses, deductions or credits that are computed on an annual basis and reportable by the Company, such items should be allocated as follows: (i) for items attributable to entities that are treated as partnerships for U.S. federal income tax purposes, they shall be calculated as if there was a technical termination of the partnership, as defined in Section 708 of the Code, and (ii) for all items, pro rata (based upon the number of days of ownership within the calendar year) to the Stockholders and the Acquiror without regard to any specific allocation required by the Code. The resulting tax is the liability of such party. To the extent the full tax (taking into account any rate differential) is not borne by such party, the other party who paid the tax is entitled to indemnification from the other.

(c) Acquiror, Sub, the Company and the Stockholders agree and acknowledge that the Merger will be treated as a taxable sale of the Shares, notwithstanding that one or more elections under Section 338 of the Code may be made (and not as a reorganization, within the meaning of Section 368 of the Code), for United States federal, state and local income tax purposes.

(d) Any Returns that cover a period beginning before the Effective Date, and ending after the Effective Date (“Straddle Periods”), shall be prepared and filed by the Acquiror.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 General Conditions. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any party in its sole discretion (provided, that such waiver shall only be effective as to the obligations of such party):

(a) No Injunction or Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

(b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or shall have been terminated.

Section 6.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a) Representations, Warranties and Covenants. The representations and warranties of the Acquiror and Sub contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date. The Acquiror and Sub shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing. The Company shall have received from each of the Acquiror and Sub a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer of each of the Acquiror and Sub.

(b) Ancillary Agreements. The Company shall have received an executed counterpart of each of the Ancillary Agreements, signed by each party other than the Company.

Section 6.3 Conditions to Obligations of the Acquiror and Sub. The obligations of the Acquiror and Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Acquiror in its sole discretion:

(a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Stockholders contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality in some manner, which representations and warranties shall be true in all respects) both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date. The Company shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing. The Acquiror shall have received from the Company a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

(b) Consents and Approvals. All authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates that the Acquiror in its sole discretion deems necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including all third party consents required under any Material Contracts, shall have been received and shall be satisfactory in form and substance to the Acquiror in its sole discretion.

(c) No Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority that, in the reasonable, good faith determination of the Acquiror, is reasonably likely to (i) require divestiture of any assets of the Acquiror as a result of the transactions contemplated by this Agreement or the divestiture of any assets of the Company or any of its Subsidiaries, (ii) prohibit or impose limitations on the Acquiror’s ownership or operation of all or a material portion of its or the Company’s business or assets (or those of any of its Subsidiaries or Affiliates) or (iii) impose limitations on the ability of the Acquiror or its Affiliates, or render the Acquiror or its Affiliates unable, effectively to control the business, assets or operations of the Company or its Subsidiaries in any material respect.

(d) Ancillary Agreements. The Acquiror shall have received an executed counterpart of each of the Ancillary Agreements, signed by each party other than the Acquiror or Sub.

(e) Resignations. The Acquiror shall have received letters of resignation from the directors of the Company and each of its Subsidiaries.

(f) Third Party Expense Statements and Releases. With respect to any Transaction Expenses which will not have been paid in full prior to the Closing Date, at least two Business Days prior to the Closing Date, the Company shall submit to the Acquiror reasonably satisfactory documentation setting forth an itemized list of all, and amounts of all, Transaction Expenses, including the identity of each payee, dollar amounts owed, wire instructions and any other information necessary to effect the final payment in full thereof, and copies of final invoices from each such payee acknowledging the invoiced amounts as full and final payment for all services rendered to the Company or its Subsidiaries (and as of the Effective Time, the Surviving Corporation) (the “Transaction Expenses Payoff Instructions”). At or prior to the Closing, the Acquiror shall have received from each third party referred to in the Transaction Expenses Payoff Instructions a written instrument in form and substance reasonably satisfactory to the Acquiror containing a statement releasing and discharging the Company, the Surviving Corporation, the Acquiror and any of their Affiliates from any liability for any Transaction Expenses or amounts thereof not specifically referred to in the Transaction Expenses Payoff Instructions.

(g) Unanimous Approvals. All of the Stockholders, and all members of the Company’s Board of Directors, shall have voted for, or validly given their written consent to, the approval and adoption of this Agreement and the Ancillary Agreements, all in accordance with Florida Law and the Company’s articles of incorporation and bylaws.

(h) Evidences of Title.

(i) The Acquiror shall have received one or more ALTA 1970 Form B Owner’s Policy(s) of Title Insurance for the real property owned or leased by the Company or any of its Subsidiaries, all in form and substance reasonably satisfactory to the Acquiror, together with the following endorsements to the extent commercially available in the applicable jurisdictions: non-imputation, reverter, tax parcel, tie-in, water rights and such other endorsements and affirmative coverages reasonably requested by the Acquiror as are usual and customary with respect to similar transactions in the applicable jurisdictions. The cost of such title reports, title policies, endorsements and affirmative coverages shall be for the account of Acquiror.

(ii) Appropriate officers and directors of the Company shall have executed and delivered to the title company(s) selected by the Acquiror such reasonable affidavits, indemnification agreements and bonds as may be necessary to cause the title company(s) to issue the endorsements and affirmative coverages reasonably requested by the Acquiror, including, without limitation, a non-imputation endorsement, with respect to the above referenced Owner’s Policy(s) of Title Insurance.

(i) No Material Adverse Effect. There shall not have occurred any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect, provided that in the event of a dispute regarding whether a Material Adverse Effect has occurred, the Company shall have the burden of proving that such changes, events and developments (actual or prospective) have not had and are not reasonably likely to have, a Material Adverse Effect.

(j) Repayment of Indebtedness for Borrowed Money. At or prior to the Closing, all Indebtedness owed by the Company or any of its Subsidiaries to Farm Credit of Central Florida ACA, together with all accrued but unpaid interest thereon, and all prepayment fees or penalties (however denominated), shall have been paid in full; provided that the indebtedness for borrowed money of LallyMix shall not be repaid at or prior to the Closing.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival of Representations and Warranties. The representations and warranties of the Company and the Stockholders, the Acquiror and Sub contained in this Agreement and the Ancillary Agreements and any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall survive the Closing until the second anniversary of the Closing Date; provided, however, that:

(a) the representations and warranties set forth in Sections 3.1 and 4.1 relating to organization and existence, Sections 3.2 and 4.2 relating to authority, Section 3.4 relating to capitalization, Section 3.5 relating to equity interests and Sections 3.20 and 4.5 relating to broker’s fees and finder’s fees (Sections 3.1, 3.2, 3.4, 3.5, 3.20, 4.1, 4.2 and 4.5 are collectively referred to herein as the “Core Representations”), and any representation in the case of fraud, intentional misrepresentation or intentional breach, shall survive indefinitely;

(b) the representations and warranties set forth in Section 3.15 relating to Taxes shall survive until the close of business on the 90th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof); and

(c) the representations and warranties set forth in Section 3.16 relating to environmental matters shall survive until the close of business on October 11, 2015.

No party shall have any liability whatsoever with respect to any such representations and warranties unless a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

Section 7.2 Indemnification by the Stockholders. The Stockholders, jointly and severally, shall save, defend, indemnify and hold harmless the Acquiror, Sub, the Surviving Corporation and their Affiliates, and the respective Representatives, successors and assigns of each of the foregoing from and against any and all losses, damages, liabilities, deficiencies, claims, diminution of value, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a) any breach of any representation or warranty made by the Company and/or the Stockholders contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby;

(b) any breach of any covenant or agreement by the Company and/or the Stockholders contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (including as a result of the action or failure to act of the Company or any of its Subsidiaries); and

(c) any Transaction Expenses charged to the Acquiror, Sub, the Surviving Corporation, the Company or any of their Affiliates that shall not have been included in the Transaction Expenses Payoff Instructions or the Estimated Transaction Expenses or taken into account in the Final Transaction Expenses, as the case may be.

Section 7.3 Indemnification by the Acquiror. The Acquiror shall save, defend, indemnify and hold harmless the Stockholders and their Affiliates and the respective Representatives, successors and assigns of each of the foregoing from and against any and all Losses asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a) any breach of any representation or warranty made by the Acquiror or Sub contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby; and

(b) any breach of any covenant or agreement by the Acquiror or Sub contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby.

Section 7.4 Procedures.

(a) In order for a party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Loss or a claim or demand made by any person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the Stockholder Representative, on behalf of the Stockholders, or to the Acquiror, as applicable (the “Indemnifying Party”), with reasonable promptness after receipt by such Indemnified Party of written notice of the Third Party Claim and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(b) If the Indemnifying Party acknowledges in writing its obligation, and upon demonstration (reasonably satisfactory to the Indemnified Party) of its financial capacity, to indemnify the Indemnified Party against any and all Losses that may result from a Third Party Claim pursuant to the terms of this Agreement, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 15 days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party (which expenses shall not be applied against any indemnity limitation herein) with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 7.4(b), the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party may present such counsel with a conflict of interest or that one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party or (iii) the Indemnifying Party is not defending such Third Party Claim in good faith. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall, at the Indemnifying Party’s expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment (A) involves a finding or admission of wrongdoing, (B) does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim or (C) imposes equitable remedies or any obligation on the Indemnified Party other than solely the payment of money damages for which the Indemnified Party will be indemnified hereunder.

(c) The indemnification required hereunder in respect of a Third Party Claim shall be made by prompt payment by the Indemnifying Party of the amount of actual Losses in connection therewith, as and when bills are received by the Indemnifying Party or Losses incurred have been notified to the Indemnifying Party, together with interest on any amount not repaid as necessary to the Indemnified Party by the Indemnifying Party within ten Business Days after receipt of notice of such Losses, from the date such Losses have been notified to the Indemnifying Party, at the rate of interest of 5% per annum.

(d) The Indemnifying Party shall not be entitled to require that any action be made or brought against any other Person before action is brought or claim is made against it hereunder by the Indemnified Party.

(e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Article VII. If the Indemnifying Party does not notify the Indemnified Party within 10 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party hereunder and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand. If the Indemnifying Party agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party shall pay such lesser amount promptly to the Indemnified Party, without prejudice to or waiver of the Indemnified Party’s claim for the difference.

(f) Notwithstanding the provisions of Section 8.10, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere.

Section 7.5 Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement: (a) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 7.2(a) or Section 7.3(a), as the case may be, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $1,000,000, in which case the Indemnifying Party shall be liable for the full amount of such Losses from the first dollar thereof, (b) the maximum aggregate amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or relating to the causes set forth in Section 7.2(a) or Section 7.3(a), as the case may be, shall be an amount equal to $9,300,000 provided, that the foregoing clauses (a) and (b) shall not apply to Losses arising out of or relating to the inaccuracy or breach of any Core Representation or of Sections 3.10, or 3.15, to any representation or warranty in the event of fraud, willful misconduct or intentional misrepresentation, or with respect to payments made, not later than October 11, 2014, by the Acquiror or the Surviving Corporation in respect of the Indebtedness of the LallyMix in excess of one half of the amount of the Indebtedness of LallyMix on the Closing Date, all of which shall be indemnified in full. The Indemnified Party may not make a claim for indemnification under Section 7.2(a) or Section 7.3(a), as the case may be, for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the survival period thereof specified in Section 7.1, except as otherwise provided in Section 7.1 or, with respect to the LallyMix indemnity, the three year period provided in this Section 7.5. With respect to the Stockholders as an Indemnifying Party, it is the intent of the parties that the $1,000,000 basket amount and $9,300,000 cap amount shall apply to the Stockholders in the aggregate, and not to each individually.

Section 7.6 Remedies Not Affected by Investigation, Disclosure or Knowledge. If the transactions contemplated hereby are consummated, the Acquiror expressly reserves the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach of any representation, warranty or covenant contained herein, notwithstanding any investigation by, disclosure to or knowledge of the Acquiror in respect of any fact or circumstances that reveals the occurrence of any such breach, whether before or after the execution and delivery hereof. The Acquiror and Sub represent and warrant that Messrs. De Riggi, Sloan, Hansen, Shiffman and Conner, each an officer of the Acquiror, do not have any actual knowledge (i.e., excluding such knowledge as would be imputed to such persons upon reasonable inquiry) of any material breaches of the representations and warranties contained in Article III of this Agreement.

Section 7.7 Indemnity Escrow Fund.

(a) The Acquiror hereby agrees that it shall seek a remedy from the Indemnity Escrow Fund, to the extent of the amount then held in the Indemnity Escrow Fund, with respect to any indemnification claim asserted hereunder before seeking to recover any Losses directly from the Stockholders. To the extent that the amount of the Indemnity Escrow Fund (including the interest or other income accrued thereon) (i) has been distributed, pro rata, to the Stockholders pursuant to Section 7.7(b), (ii) has been exhausted or (iii) would be exhausted if one or more pending claims against the Stockholders are resolved in favor of an Acquiror Indemnified Party, then subject to the limitations set forth in this Article VII, such claim may be made directly against the Stockholders.

(b) The remaining balance of the Indemnity Escrow Fund will be disbursed by Dole Food Company, Inc. on behalf of the Acquiror on the last Business Day of 2012, subject to extension for known good faith pending claims (but in such event, only to the extent of such claims), to the Stockholders pro rata in accordance with their respective Ownership Percentages.

Section 7.8 Other Remedies. The remedies provided in this Article VII constitute the sole and exclusive remedies for recoveries of Losses against another party for breaches or failures to comply with or non-fulfillment of the representations, warranties, covenants and agreements contained in this Agreement, the Disclosure Schedules, the written information, referenced in this Agreement, that has been supplied by the Company and/or the Stockholders to the Acquiror, and the Acknowledgment executed and delivered by Dole Food Company, Inc. to the Stockholder Representative pursuant to Section 2.9; provided, however, that nothing in this Agreement shall limit the right of a party to sue at law or in equity: (i) to enforce the performance of the procedures of this Article VII or to enforce any other covenant or agreement contained in this Agreement or in such Acknowledgment; (ii) to recover damages suffered by the failure of a party to pay expenses required to be paid related to the transactions contemplated by this Agreement; or (iii) to recover for fraud.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

Section 8.2 Amendment and Modification. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors at any time prior to the Closing Date (notwithstanding any stockholder approval); provided, however, that after approval of the transactions contemplated hereby by the stockholders of the Company, no amendment shall be made which pursuant to applicable Law requires further approval by such stockholders without such further approval. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 8.3 Extension. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent permitted by applicable Law, extend the time for the performance of any of the obligations or other acts of the parties. Any agreement on the part of a party to any such extension shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 8.4 Waiver. At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or any document delivered pursuant hereto or (b) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to the Acquiror, Sub or the Surviving Corporation, to:

Raymond DeRiggi, President

Dole Fresh Vegetables, Inc.

P.O. Box 2018

Monterey, California 93942

Facsimile: 831-641-4503

with a copy to:

Jeffrey Conner, Vice President and Division General Counsel

Dole Fresh Vegetables, Inc.

One Dole Drive

Westlake Village, California 91362

Facsimile: 818-879-6613

(ii)	if to Company or the Stockholder Representative, to:

Keith Mixon, President

3281 SR 546E

Haines City, FL 33844

Facsimile:

with a copy to:

Michael E. Neukamm

Gray Robinson, P.A.

301 E. Pine Street, Suite 1400

P.O. Box 3068 (32802-3068)

Orlando, Florida 32801

Facsimile: 407-244-5690

Section 8.6 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Disclosure Schedules but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 8.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of conduct of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 8.8 No Third-Party Beneficiaries. Except as provided in Article VII, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 8.9 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the choice of laws or the conflicts of laws principles of the State of New York.

Section 8.10 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the United State District Court for the Southern District of Florida (or, if such court lacks subject matter jurisdiction, in any Florida state court located in Miami-Dade County, Florida), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Florida, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Florida as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Florida as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.11 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the Acquiror (in the case of an assignment by the Company) or the Company (in the case of an assignment by the Acquiror or Sub), and any such assignment without such prior written consent shall be null and void; provided, however, that the Acquiror or Sub may assign this Agreement to any Affiliate of the Acquiror without the prior consent of the Company; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United State District Court for the Southern District of Florida (or, if such court lacks subject matter jurisdiction, in any Florida state court located in Miami-Dade County, Florida), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.13 No Presumption Against Drafting Party. Each of the Acquiror, Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 8.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 8.15 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.16 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 8.17 Facsimile Signature. This Agreement may be executed by facsimile signature or by delivery by email of a .pdf document containing a signature and a facsimile signature or such .pdf document containing a signature shall constitute an original for all purposes.

Section 8.18 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized, and by or on behalf of the Stockholders.

DOLE FRESH VEGETABLES, INC.		AHCE, INC.

By:		By:
	Name:		Name:
	Title:		Title:

By:		By:
	Name:		Name:
	Title:		Title:

HCE CORPORATION

By:
			Name:	Keith D. Mixon
			Title:	President

KEITH D. MIXON, in his capacity as a stockholder of HCE Corporation

GREGORY MIXON, in his capacity as a stockholder of HCE Corporation

GERALD MIXON, JR., in his capacity as a stockholder of HCE Corporation

GFI IRREVOCABLE TRUST, u/a/d December 17, 2004, in its capacity as a stockholder of HCE Corporation

By:
Keith D. Mixon
Trustee

Disclosure Schedules to the Agreement and Plan of Merger

Schedule 3.1 Organization and Qualification

Domestic Entities: The jurisdiction of incorporation or formation for each of the following entities is the State of Florida.

HCE Corporation
Sunnyridge Michigan, LLC
Sunnyridge Farm, Inc.
MFF Florida Properties, LLC
Mixon Family Farms, Inc.
SRF Strawberries, LLC
Sunnyridge Berry Center, Inc.
Sunnyridge Carolina Berry Center, LLC
Blueberry Farms of Georgia, LLC
Owl’s Den Farm, LLC
Mixon Georgia General Partner, LLC
Georgia Blueberry Farms Enterprises, Ltd.
SRF Logistics, LLC
HCE Services, Inc.
MFF Poucher, LLC
Lallymix Farms, LLP
SRF Exports, Inc.

Foreign Entities: The jurisdiction of incorporation or formation of the following foreign entities is set forth below:

Entity Name	Jurisdiction of incorporation or formation
SunnyRidge Farm Mexico SA De CV	Mexico
SunnyRidge Farm Chile SA	Chile
Viveiros Sunnyridge Brasil LTDA	Brazil
Viveros Sunnyridge LTDA	Chile
Servicios SFRM S de RL de CV	Mexico
Blueberry Farms de Mexico S de RL de CV	Mexico

Disclosure Schedules to the Agreement and Plan of Merger

3.4(a)(i) Capitalization of the Company

Shareholder Name	Number of Shares of Common Stock Held
Keith D. Mixon, Trustee of the GFI Irrevocable Trust u/a/d December 17, 2004	3,927
Gerald M. Mixon, Jr.	200
Keith D. Mixon	200
Gregory C. Mixon	200
Total Shares Outstanding	4,527

Disclosure Schedules to the Agreement and Plan of Merger

Schedule 3.4(a)(ii) Capitalization of each Subsidiary

Domestic Entities:

Entity Name	Authorized Capital Stock	Shares of Outstanding Capital Stock	Record and Beneficial Owners

Sunnyridge Michigan, LLC, a Florida limited liability company	n/a	n/a	HCE Corporation 100%

Sunnyridge Farm, Inc., a Florida corporation	10,000 shares Common, $1.00 par	1,000	HCE Corporation 1,000 shares

MFF Florida Properties, LLC, a Florida limited liability company	n/a	n/a	HCE Corporation 100%

Mixon Family Farms, Inc., a Florida corporation	10,000 shares Common, $1.00 par	1,000	HCE Corporation 1,000 shares

SRF Strawberries, LLC, a Florida limited liability company	n/a	n/a	HCE Corporation 100%

Sunnyridge Berry Center, Inc., a Florida corporation	10,000 shares Common, $1.00 par	1,000	HCE Corporation 1,000 shares

Sunnyridge Carolina Berry Center, LLC, a Florida limited liability company	n/a	n/a	HCE Corporation 100%

Blueberry Farms of Georgia, LLC, a Florida limited liability company	n/a	n/a	HCE Corporation 100%

Owl’s Den Farm, LLC, a Florida limited liability company	n/a	n/a	HCE Corporation 100%

Mixon Georgia General Partner, LLC, a Florida limited liability company	n/a	n/a	HCE Corporation 100%

Georgia Blueberry Farms Enterprises, Ltd., a Florida limited partnership	n/a	n/a	Mixon Georgia General Partner, LLC, General Partner 1% HCE Corporation, Limited Partner 99%

SRF Logistics, LLC, a Florida limited liability Company	n/a	n/a	HCE Corporation 100%

HCE Services, Inc., a Florida corporation	10,000 shares Common, $0.01 par	100	HCE Corporation 100 shares

MFF Poucher, LLC, a Florida limited liability company	n/a	n/a	HCE Corporation 100%

Lallymix Farms, LLP, a Florida limited liability partnership	n/a	n/a	MFF Poucher, LLC 50% The Lally Family Trust, a Canadian Family Trust 50%

SRF Exports, Inc., a Florida corporation	10,000 shares common, $1.00 par	2,500	HCE Corporation 2,500 shares

Disclosure Schedules to the Agreement and Plan of Merger

Foreign Entities:

Entity Name	Ownership
SunnyRidge Farm Mexico SA De CV	Sunnyridge Farm, Inc. 49,000 shares Keith D. Mixon 1,000 shares
SunnyRidge Farm Chile SA	Sunnyridge Farm, Inc. 990 shares Keith D. Mixon 10 shares
Viveiros Sunnyridge Brasil LTDA	Sunnyridge Farm, Inc. 50% Agrícola Marcela Zúñiga Lara E.I.R.L. 50%
Viveros Sunnyridge LTDA (Chile)	Sunnyridge Farm, Inc. 50% Agrícola Marcela Zúñiga Lara E.I.R.L. 50%
Servicios SFRM S de RL de CV	HCE Corporation 2,999 shares Keith D. Mixon 1 share
Blueberry Farms de Mexico S de RL de CV	HCE Corporation 2,999 shares Keith D. Mixon 1 share

Disclosure Schedules to the Agreement and Plan of Merger

Schedule 3.9 Litigation

Actions brought by the Company or its subsidiaries that are pending:

1) SRFI PACA Claim No. CV11-4730R (AGRx) against Prime Tropical, Inc. et. al. for $222,210 for product delivered to defendant, US District Court for the Central District of California.

2) SRFI Bankruptcy Claims Case Nos. 8:10-bk-13359-CED and 8:10-bk-14972-CED United States Bankruptcy Court Middle District of Florida against Lloyd Harvesting Inc. and Donald Olin Lloyd and Mary Ann Lloyd seeking recovery of Grower advances totaling $185,000 plus interest, secured by a second mortgage on farmland. The terms of any agreements or arrangements concerning settlement are set forth in the various motions, orders and pleadings of the two bankruptcy case dockets.

3) SunnyRidge Farm Mexico, S.A. collection matters regarding Grower advances pending in the local courts of Los Reyes, Michoacan, against the following former Growers:

1.	M0611 Jesus Gonzalez Bautista	$12,785.05
2.	M0713 Salvador Barragan Barragán	$2,133.20
3.	M0756 Mauricio Villanueva Mendoza	$328.00
4.	M0818 Alberto Mena Zenteno	$3,209.03
5.	M0829 Luis Campos Silva	$3,317.32
6.	M0835 Cesar Macias Robles	$8,901.33

4) Threatened action by Viveiros SunnyRidge against Chácara Catavento regarding destruction and sale of plants and Catavento’s claim for damages of a like amount for non payment of caretaking costs.

5 ) Claims for freight loss or damage against carriers, totalling approximately $160,000 in the following amounts:

Carrier	Invoice Date	Invoice Number	Amount of Claim
Owen Thomas	7/6/2011	122263	$45,185.92
Sunteck	8/8/2011	123769	$85.00
Northstar Logistics	8/12/2011	123898	$88,840.00
Sunteck	8/8/2011	123800	$5,495.03
Sam Patterson	9/2/2011	124739	$16,042.29
Giltner Logistics	9/26/2011	125147	$595.00
Synergy Trucking	10/5/2011	125297	$3,200.05
Total			$159,443.29

Disclosure Schedules to the Agreement and Plan of Merger

In addition to the foregoing, Pursuant to a Settlement and Mutual Release Agreement in January 2009, Sunnyridge Carolina Berry Center, LLC paid Quality Plus Services, Inc. the sum of $239,259 in order to settle certain disputes concerning monies owing for the provision of labor, materials, tools, equipment and supervision associated with Sunnyridge’s process plant in Lawndale, North Carolina. Such settlement has been fully completed.

Disclosure Schedules to the Agreement and Plan of Merger

Schedule 3.10(a) Employee Benefit Plans

3.10(a)(i)Employment Benefit Plans

•	HCE Corporation 401(k) profit sharing plan

•	HCE Medical Insurance (provided through Blue Cross Blue Shield)

•	HCE Dental Insurance (provided through Ameritas)

•	HCE Vision Insurance (provided through Ameritas)

•	Short Term Disability Insurance (provided through Lincoln Financial)

•	Long Term Disability Insurance (provided through Lincoln Financial)

•	Supplemental Accident Insurance (provided through Colonial Life)

•	Cancer Insurance (provided through Colonial Life)

•	Life Insurance (provided through Lincoln Financial)

•	HCE Education Assistance Program[1]

3.10(a)(ii) None

3.10(a)(iii) None

[1]	Although this Educational Assistance Program may not be an employee benefit plan as defined in section 3(3) of ERISA, it is an employer provided benefit that the Company wishes to disclose.

Disclosure Schedules to the Agreement and Plan of Merger

Schedule 3.11 Labor Matters

3.11(d)

In August 2009 the Company’s Subsidiary Lallymix Farms, LLP agreed to pay $656.89 in back wages to certain employees after an examination and inquiry by the U.S. Department of Labor Wage and Hour Division.

Disclosure Schedules to the Agreement and Plan of Merger

Schedule 3.13 Real Property

Owned Real Property:

County	Owner’s Name	Property Location	Tax Parcel No.

Appling County, GA	Georgia Blueberry Farms, Enterprises, LTD formerly known as Georgia Blueberry Farms LTD	Bush Howard Road Bush Howard Road Bush Howard Road Lewis Road Faulk Road Lake Mayers Road	0004-041 0004-037 0004-038 0004-043 0004-012 0004-031

Clinch County, GA	Sunnyridge Berry Center, LLC	249 Pondview Drive Georgia	063 019A

Clinch County, GA	Clinch County Development LLC	Valdosta HWY Georgia	063-045A

Hardee County, FL	Lallymix Farms, LLP	2494 Colin Rd	17-34-26-0000-05020-0000

Hillsborough County, FL	HCE Corporation	1702 Jim Johnson Road, Plant City, 33566	34-28-22-70U-000000-00002.0

Polk County, FL – HCE	HCE Corporation	1900 5th St. NW Winter Haven, FL 33881	26-28-17-545000-000100

Polk County, FL – HCE	HCE Corporation	No address Winter Haven, FL 33881	26-28-17-545000-000081

Polk County, FL – MFF	MFF Florida Properties, LLC	3510 KOMOMO Rd, Haines City, FL 33544	27-28-12-000000-022030

Polk County, FL – MFF	MFF Florida Properties, LLC	White Clay Pit Rd, Haines City, FL 33844	27-28-12-000000-012000

Polk County, FL – MFF	MFF Florida Properties, LLC	Crown Pointe Drive, Haines City, FL 33844	27-28-12-000000-041010

Polk County, FL – MFF	MFF Florida Properties, LLC	White Clay Pit Rd, Haines City, FL 33844	27-28-12-000000-013000

Polk County, FL – MFF	MFF Florida Properties, LLC	Bice Grove Road, Haines City, FL 33844	27-28-12-000000-033010

Polk County, FL – MFF	MFF Florida Properties, LLC	Brennan Road, Haines City, FL 33844	27-28-12-000000-032040

Polk County, FL – MFF	MFF Florida Properties, LLC	White Clay Pit Rd, Haines City, FL 33844	27-28-12-000000-032010

Cleveland County, NC	Sunnyridge Carolina Berry Center, LLC	102 Acre Rock Rd 104 Acre Rock Rd 102 1 Acre Rock Rd 102 Acre Rock Rd, 1	37325

Lincoln County, NC	Owl’s Den Farm, LLC	Owls Den Rd	86605 89584

Disclosure Schedules to the Agreement and Plan of Merger

Leased Real Property

Leases between Subsidiaries and/or between the Company and a Subsidiary are not disclosed, but one or more of such Leases exist.

Vendor	Description	Entity	Term (Months)	Commencement Date	Approximate Monthly Amt	Term Date
Donald M. & Deborah L. Balaban	Land lease	SRFS	120	7/31/08	$8,317.36	7/30/18
Donald M. & Deborah L. Balaban	Land lease	SRFS	108	9/1/09	$9,915.53	8/31/18
Georgia Blueberry Farms Enterprises	I/C – Land Lease	BFG	60	1/1/06	$46,666.67	12/31/12
J. Stanley Moody	Land lease	BFG	36	1/1/11	$583.33	12/31/13
MFF Florida Properties, LLC	I/C – Land lease	MFF	60	1/1/06	$59,333.33	12/31/12
Hawthorne Farm Products, LLC	Distribution facility	SRFI	120	12/22/10	$1,250.00	12/22/20
HCE Corporation	I/C Building Lease – WH	SRFI	60	1/1/07	$4,387.00	12/31/11
HCE Corporation	IC – Building Lease –PC	SRFI	120	12/1/09	$5,350.00	11/30/19
Blip, Inc.	Storage Rental Lease	SRFI	12	4/1/11	$2,568.00	3/31/12
Regus	Office lease	SRFC	14	5/1/11	$6,185.00	6/30/12

Disclosure Schedules to the Agreement and Plan of Merger

SunnyRidge

Leases in Mexico

Lessor	Hectares	Areas	Centiareas	Lease Information: Date	Lease Information: Duration in years	Lease Information: USD Annual Cost per Hectar		2011
Inflation rate (Aprox.)								3.0%
BBFM - El Campanario						USD		
Rogelio Perez Garcia	10	8	35	1-Jul-06	20.5	600	-1-	*6,855.94*
Julian Perez Moreno	9	42	70.75	1-Jul-06	20.5	600	-1-	*6,463.10*
David Vega Mendoza	10	94	46.381	1-Jan-07	20	600	-1-	*7,503.56*
Jesus Preciado Barragan	8	85	46.49	1-Jan-07	20	600	-1-	*6,855.94*
Total Area	39.3099							**27,678.55**
BBFM - El Tinajero						USD		
Roberto Gutierrez Rodriguez, Alejandro Gutierrez Rodriguez and Francisco Javier Gutierrez Rodriuez	45	55	79	1-Aug-07	20	1350	-1-	**66,105.15**
Total Area	45.5579							
BBFM - La Mezcalera						USD		
Maria Luisa Arellano Ruiz	4	43	44	20-Sep-05	15	660	-1-	*3,407.13*
Ivan Alfonso Godinez Mendoza	4	62	48	20-Sep-05	15	660	-1-	*3,553.42*
Ernestina Mendoza Villalvazo	4	93	83	20-Sep-05	15	660	-1-	*3,794.29*
Claudia Araceli Vargas Mendoza	4	62	48	20-Sep-05	15	660	-1-	*3,449.23*
Total Area	18.6223							**14,204.07**
BBFM - Paso Blanco						USD		
Cesar Octavio Alvarez Zepeda	10	0	0	26-May-08	14	1800	-1-	*19,669.09*
	10							
BBFM - Las Maestras						USD		
Cesar Octavio Alvarez Zepeda	24	73	75	31-May-08	9	1800	-1-	*48,656.40*
BBFM - Pilinque						USD		
Hugo Ricardo Espinoza Cortez	8	68	35.9	26-May-08	10	1550	-1-	*14,707.63*
Oscar Francisco Serafin Arias, Hector Eduardo Serafin Arias	38	43	31.67	1-Jun-08	10	1550	-1-	*65,095.29*
Jose Serafin Sanchez	17	22	48.5	1-Jun-08	10	1550	-1-	*29,174.19*
Total Area	64.3416							**108,977.11**
BBFM - El Campanario 4						USD		
Salvador Montanez Sanchez	10	46	31.16	27-Nov-08	20	660	-1-	*7,112.83*
BBFM - El Campanario 5						USD		
Evangelina Rincon Perez	10	10	57.77	13-Mar-09	20	660	-1-	*7,076.00*
	10.1058							
SRFM Warehouse & Office						USD Per Box		
Mario Andrade Andrade	Minimum $60,000 / year			16-Oct-08	4	0.20	-2-	60,000.00
Jocotepec Warehouse & Office						MXN		
Reggie Colins				1-Sep-08	3	180000		**120,000**
BBFM Office						MXN		
Mariana Felisitas Sanchez Sanchez				15-Nov-06	5	3500		**43,260**
BBFM - El Campanario - Right of Way						MXN		
Salvador Montanez Sanchez	3,000 meters			11-Sep-06	20	3500		**3,500**
BBFM Materials Warehouse						MXN		
Andres Reyes Barragan				15-Jul-10	3	9000		**111,240**

Disclosure Schedules to the Agreement and Plan of Merger

Disclosure Schedules to the Agreement and Plan of Merger

Schedule 3.14 Intellectual Property

Trademark Property Status for the mark SUNNYRIDGE & DESIGN

COUNTRY	APPLICATION/ REGISTRATION NO.	FILING/ REGISTRATION DATE	GOODS	STATUS
Argentina	3060266	01-07-2011	Fresh fruits in International Class 31	Published for opposition on June 8, 2011. Awaiting further action by the Argentinean Trademark Office
Brazil	903233339	12-20-2010	Fruit, fresh in International Class 31	Published for opposition on February 1, 2011. Awaiting further action by the Brazilian Trademark Office
Canada	1508067	12-16-2010	Fruits	Pending. A Declaration of Use must be filed on or before 12-16-2013
Chile	937.734	01-19-2011	Fresh fruit in International Class 31	Published for opposition on March 4, 2011. Awaiting further action by the Chilean Trademark Office
China	8968817	12-20-2010	Fresh fruits in International Class 31	Pending. Awaiting action from the Chinese Trademark Office
India	02079549	01-03-2011	Fruits in International Class 31	Pending. Awaiting action from the India Trademarks Registry
Japan	5409571	04-28-2011	Fresh fruits in International Class 31	Registered. First renewal due April 28, 2021
Korea	40-2011- 0042904	08-09-2011	Fresh Fruit in International Class 31	Pending. Awaiting action from Korean Trademark Office
Mexico	1143858	12-20-2010	Fresh fruits in International Class 31	Pending. Awaiting action from the Mexican Trademark Office
Peru	00173960	03-14-2011	Fresh fruit in International Class 29	Registered. First renewal due March 14, 2021
Russia	2010740831	12-17-2010	Berries, fresh fruit in International Class 31	Pending. Awaiting action from the Russian Trademark Office
Saudi Arabia	165223	02-27-2011		Pending. Received acceptance. Awaiting notice of publication from the Saudi Arabian Trademark Office
Turkey	2011-G- 30952	02-07-2011		Pending. Awaiting action from the Turkish Trademark Office
Ukraine	m2010 19758	12-17-2010	Berries, fresh fruits in International Class 31	Pending. Awaiting action from the Ukrainian Trademark Office

Disclosure Schedules to the Agreement and Plan of Merger

3.14 continued

Disclosure Schedules to the Agreement and Plan of Merger

Plant Licensing Agreements

As Of 8/31/11

Licensee	Licensor	License #	Date Contract Signed	Contract Expires	Varieties Covered	Marketing Territory
Mixon Family Farm Inc	Florida Foundation Seed Producers Inc	LIC27-321	7/1/2008	7/1/2013	Abundance, Bluecrisp, Emerald, Farthing, Flicker, Jewel, Millennia, Primaddona, San Juaquin, Sapphire, Scintilla, Sebring, Snowchaser, Southern Belle, Southmoon, Springhigh, Springwide, Star, Sweetcrisp	USA except Arizona, California, Oregon and Washington
Blueberry Farms of GA	University of Arkansas		1/22/2003	full life of patent	Apache	US
Blueberry Farms of GA	University of Arkansas		1/22/2003	full life of patent	Arapaho	US and Mexico
Blueberry Farms of GA	University of Arkansas		4/2/2004	full life of patent	Prime-Jim APF-12	US and Mexico
Blueberry Farms of GA	University of Arkansas		4/2/2004	full life of patent	Prime-Jan APF-8	US and Mexico
Blueberry Farms of GA	University of Arkansas		5/10/2004	full life of patent	Ouachita	US and Mexico
Blueberry Farms of GA	University of Georgia	1038 Ochlockonee	4/1/2003	full life of patent	Ochlockonee	US except Washington, Orgeon, California & Arizona
Blueberry Farms of GA	University of Georgia	959 Alapaha	4/15/2002	full life of patent	Alapaha	nonspecified
Blueberry Farms of GA	University of Georgia	Palmetto	4/1/2004	full life of patent	Palmetto	US except Washington, Orgeon, California & Arizona
Blueberry Farms of GA	University of Georgia	1223 Rebel	3/15/2006	full life of patent	Rebel	US except Washington, Orgeon, California & Arizona
Blueberry Farms of GA	University of Georgia	1179 Camellia	3/15/2006	full life of patent	Camellia	US except Washington, Orgeon, California & Arizona

Plant Licensing Agreements

As Of 8/31/11

Licensee	Licensor	License #	Date Contract Signed	Contract Expires	Varieties Covered	Marketing Territory
Blueberry Farms of GA	University of Georgia	Vernon	3/1/2006	full life of patent	Vernon	US except Washington, Orgeon, California & Arizona
Viveros SunnyRidge Ltda	Sunnyridge Farm, Inc	Sublicense	1/1/2011	Life of License	FFSP Varieties	Chile
Viveiros SunnyRidge Brasil	SunnyRidge Farm, Inc	Sublicense	1/1/2011	Life of Licens	FFSP Varieties	Brazil
Blueberry Farms of Mexico	Viversur Mexico SRL	N/A	7/21/2011	Evaluation	Amira	Mexico
Blueberry Farms of Mexico	Planesa	N/A	6/1/2011	Trial	Adelita, Lupita	Mexico

Disclosure Schedules to the Agreement and Plan of Merger

Schedule 3.15 Taxes

3.15(c) None.

3.15(l)

Mixon Family Farms, Inc., Blueberry Farms of Georgia, LLC, and SunnyRidge Farm, Inc. (all subsidiaries of the Company) filed Form 3115 applying for a change of accounting method in 2007 and were approved to do so by the IRS beginning with the tax year 2008. The total §481A adjustment was $2,569,527 and has been spread over four years, with the taxpayer including $642,382 in additional taxable income since 2008. The final year to account for the last remaining§481A adjustment will be the final S corporation return for 2011.

Disclosure Schedules to the Agreement and Plan of Merger

Schedule 3.21(a) Conduct of Business Since December 31, 2010

1.	Sunnyridge Berry Center, Inc. (“SBCI”) made an early pay off of a certain EIP (Employment Incentive Program) loan made to the Clinch County Development Authority by the City of Homerville, Georgia, (for which SBCI had obligated itself to make the payments on said EIP loan) in the original principal amount of $470,000.

2.	Several distributions have been made to the Stockholders during the course of the year. Four of the distributions were made to satisfy estimated tax liability payments, and one dividend distribution comprised the Company’s annual income/profit distribution to its Stockholders. The other two distributions are discussed below, and a table describing all of the cash and property distributions is set forth on the following page of this Disclosure Schedule.

3.	In September 2011, the Company, by direction of its Board of Directors, executed and delivered documentation to Hartford Life and Annuity Insurance Company (“Hartford”) to effect the transfer to the Stockholders (by distribution) of the Company’s ownership of an insurance policy on the life of Gerald M. Mixon, Sr. (which was initially obtained in connection with the purchase of his ownership interest in the Company) (Policy Number 102 VL9311013, referred to as the “Policy”)), together with the distribution of the Policy’s corresponding accumulated cash surrender value. While the requisite transfer documentation has been submitted by the Company to Hartford, Hartford has not yet reflected the change of ownership of the Policy on its records, and such recordation of such change of ownership will occur following the Closing. In addition, on or about October 3, 2011, in connection with the assignment and distribution of the Policy, the Company made a dividend distribution to its Stockholders of $2.00 per share ($9,054 in the aggregate) in order to provide the GFI Trust sufficient cash to fund the payment of the insurance premium then due on such policy. See the distribution table that follows on the following page of this Disclosure Schedule.

4.	Immediately prior to the Closing, and to facilitate its payment out of the Closing proceeds, the Company assigned to the Stockholders of all Debt owed by the Company and its Subsidiaries (exclusive of LallyMix) to Farm Credit of Central Florida ACA (“Farm Credit”), with such assumption by the Stockholders treated as a corresponding capital contribution by them to the Company (this transaction essentially swapped the relationships of such parties as borrowers and guarantors). In connection with this assignment and assumption, the Company and its Subsidiaries (exclusive of LallyMix) distributed to the Stockholders the Farm Credit stock, allocated surplus and corresponding rights to patronage refunds reflected on their books (with the distribution of such contingent assets intended to provide partial offset to the Stockholders for their incurrence of the prepayment penalties resulting from their payoff of the Farm Credit Debt).

Disclosure Schedules to the Agreement and Plan of Merger

5.	The sale of a 50% membership interest in Blueberry Ridge, LLC owned by the Company’s subsidiary, SunnyRidge Michigan, LLC, occurred effective January 1, 2011. The purchaser was the other member of this joint venture.

6.	The Company will terminate its 401(k) profit sharing plan prior to the Closing.

7.	During October, 2011, the Company and its Subsidiaries conducted its customary annual reviews of their employees’ compensation. In connection therewith, the Company and its Subsidiaries established new salaries and provided bonuses for certain of their employees. Such compensation adjustment and bonus information has been provided to Acquiror in writing.

HCE Corp 2011 Distribution Analysis
	GFI Irrev Trust	Gerald Mixon	Greg Mixon	Keith Mixon	Total	Remarks
% per tax return	86.746190%	4.417937%	4.417936%	4.417937%	100.000000%

1/3/2011	710,451.30	36,182.90	36,182.90	36,182.90	819,000.00	Tax
3/30/2011	1,404,475.47	71,529.18	71,529.17	71,529.18	1,619,063.00	Income
4/15/2011	874,549.93	44,540.36	44,540.35	44,540.36	1,008,171.00	Tax
6/6/2011	809,341.95	41,219.35	41,219.34	41,219.35	933,000.00	Tax
9/3/2011	809,341.95	41,219.35	41,219.34	41,219.35	933,000.00	Tax
9/27/2011	196,428.39	10,003.99	10,003.99	10,003.99	226,440.37	Life Ins CSV
10/5/2011	7,854.00	400.00	400.00	400.00	9,054.00	$2/sh dividend (ins. prem)

Total	4,812,442.99	245,095.14	245,095.09	245,095.14	5,547,728.37

Percentage	86.7%	4.4%	4.4%	4.4%	100.0%

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HCE CORPORATION

The undersigned, acting as President of HCE Corporation (the “Corporation”), a Florida corporation, on behalf of the Corporation, has executed these Amended and Restated Articles of Incorporation, as approved by the Board of Directors and the shareholders of the Corporation in accordance with the Florida Business Corporation Act. The number of votes cast by the shareholders was sufficient for approval.

These Amended and Restated Articles amend and restate in their entirety the Corporation’s Amended and Restated Articles of Incorporation, as filed with the Florida Department of State on March 3, 2003.

ARTICLE I - NAME/ADDRESS

The name of the Corporation is HCE Corporation. The street address of the principal office and mailing address of the Corporation is One Dole Drive, Westlake Village, California 91362.

ARTICLE II - DURATION

The Corporation shall exist perpetually.

ARTICLE III - PURPOSE

The Corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the Florida Business Corporation Act.

ARTICLE IV - CAPITAL STOCK

The maximum number of shares of capital stock that the Corporation is authorized to issue and have outstanding at any one time is One Thousand (1,000) shares of Common Stock having a par value of One Dollar ($1.00) per share.

ARTICLE V - REGISTERED OFFICE AND AGENT

The street address of the registered office of the Corporation is:

301 E. Pine Street

Suite 1400

Orlando, Florida 32801

The name of the registered agent of the Corporation at that address is:

Michael E. Neukamm

ARTICLE VI - BOARD OF DIRECTORS

A. The Corporation shall have two (2) directors. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws, but shall never be less than one.

B. The name and address of the current directors of the Corporation are as follows:

Name	Street Address
David A. DeLorenzo	One Dole Drive Westlake Village, CA 91362

C. Michael Carter	One Dole Drive Westlake Village, CA 91362

ARTICLE VII - BYLAWS

The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board of Directors and the shareholders.

ARTICLE VIII - AMENDMENT

The Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

2

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 10th day of October, 2011.

Keith D. Mixon, President

3

CERTIFICATE OF ACCEPTANCE AS REGISTERED AGENT

HCE CORPORATION

The undersigned, having been named as registered agent for the above named Corporation, at the place designated in the foregoing Amended and Restated Articles of Incorporation, hereby accepts such designation and agrees to act in such capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties as registered agent. I am familiar with, and accept the duties and obligations of, Section 607.0505, Florida Statutes.

Michael E. Neukamm

BY-LAWS

OF

HCE CORPORATION

a Florida corporation

ARTICLE I

OFFICES

Section 1.01 REGISTERED OFFICE. The registered office of HCE Corporation (hereinafter called the “Corporation”) shall be at such place in the law of the state of incorporation of the Corporation as shall be designated by the Board of Directors (hereinafter called the “Board”).

Section 1.02 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of incorporation of the Corporation, as shall be designated by the Board.

Section 1.03 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of incorporation of the Corporation, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

Section 2.02 SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the By-Laws, include the power to call such meetings, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 20% of the votes at that meeting, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under the laws of the State of incorporation of the Corporation (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the time and for the purposes so specified.

1

Section 2.03 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of incorporation of the Corporation, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices or waivers of notice thereof.

Section 2.04 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

Whenever notice is required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall have been taken or held without notice to such person shall the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permanent or license to give notice to any such person.

Section 2.05 QUORUM. Except as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of

2

the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at or to act as secretary of such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06 VOTING.

(a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

(i) on the date fixed pursuant to Section 2.10 of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

(ii) if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the laws of the state of incorporation of the Corporation.

(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may

3

theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these By-Laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and it shall state the number of shares voted.

Section 2.07 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any stockholder who is present.

Section 2.08 INSPECTOR OF ELECTION. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint an inspector or inspectors of election to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest.

Section 2.09 STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by law of the state of incorporation of the Corporation to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to

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authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.10 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Certificate of Incorporation, by these By-Laws or by law conferred upon or reserved to the stockholders.

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Section 3.02 NUMBER AND TERM. The authorized number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Directors shall be elected for a term of office to expire at the next annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors need not be stockholders of the Corporation. For purposes of these By-Laws, the term “Whole Board” means the then-total number of authorized directors (including any vacancies in authorized directorships, regardless of whether any such vacancy resulted from the creation of a new authorized directorship or instead from the death, resignation, retirement, disqualification, or removal from office of a director).

Section 3.03 ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified board.

Section 3.04 RESIGNATION AND REMOVAL. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Except as otherwise provided by the Certificate of Incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

Section 3.05 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

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Section 3.06 PLACE OF MEETING; TELEPHONE CONFERENCE MEETING. The Board may hold any of its meetings at such place or places within or without the State of incorporation of the Corporation as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.07 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

Section 3.08 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

Section 3.09 SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board or the President or by any two (2) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of incorporation of the Corporation, as the person or persons calling the meeting may designate.

Notice of the time and place of special meetings shall be given to each director either (i) by mailing or otherwise sending to him a written notice of such meeting, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, at least seventy-two (72) hours prior to the time of the holding of such meeting; or (ii) by orally communicating the time and place of the special meeting to him at least forty-eight (48) hours prior to the time of the holding of such meeting. Either of the notices as above provided shall be due, legal and personal notice to such director.

Section 3.10 QUORUM AND ACTION. Except as otherwise provided in these By-Laws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

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Section 3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

Section 3.12 COMPENSATION. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors’ fees, compensation and reimbursement for expenses for attendance at directors’ meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13 COMMITTEES. The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the law of the state of incorporation of the Corporation to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any By-Law of the Corporation.

Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these By-Laws. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

Section 3.14 OFFICERS OF THE BOARD. A Chairman of the Board or a Vice Chairman may be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.

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ARTICLE IV

OFFICERS

Section 4.01 OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and such other officers as may be appointed in accordance with the provisions of Section 4.03 of these By-Laws. Any number of offices may be held by the same person. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof. The salaries of all officers of the Corporation shall be fixed from time to time by the Board.

Section 4.02 ELECTION AND TERM. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of these By-Laws, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

Section 4.03 SUBORDINATE OFFICERS. The Board may appoint, or may authorize the President or Chief Executive Officer, if any, to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these By-Laws or as the Board, the President or the Chief Executive Officer, if any, from time to time may specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

Section 4.04 REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the President or Chief Executive Officer, if any, upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for the regular appointments to such office.

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Section 4.06 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4.07 PRESIDENT. The President shall be the chief operating officer of the Corporation. He or she shall have general responsibility for the management and control of the operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors and the Chairman of the Board, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision of all of the other officers (other than the Chairman of the Board and officers who report directly to the Chairman of the Board), employees and agents of the Corporation.

Section 4.08 VICE PRESIDENT. The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President, by the Chief Executive Officer, if any, by the Chairman of the Board, if any, by the Board or as is prescribed by the By-Laws. In the absence or disability of the President and Chief Executive Officer, if any, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

Section 4.09 SECRETARY. The Corporate Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The Corporate Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

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The Corporate Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these By-Laws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these By-Laws. If for any reason the Corporate Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.09 of these By-Laws, or if he shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Section 2.02 of these By-Laws, then any such person or persons may give notice of any such special meeting.

Section 4.10 TREASURER. Except insofar as some other officer or employee shall from time to time be expressly authorized and instructed so to do, the Treasurer shall receive and provide receipt for, either personally or by an employee authorized by the Treasurer so to do, all checks and drafts of the Corporation, pay all debts of the Corporation under direction of the Board of Directors, keep safely all notes, stocks, bonds, deeds and all evidences of property belonging to the Corporation, have custody of all moneys either belonging to the Corporation, or in its charge, and properly care for the same and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

Section 4.11 CONTROLLER. The Controller shall be the principal accounting officer of the Corporation. Except insofar as some other officer or employee shall from time to time be expressly authorized so to do, the Controller shall keep all financial books of the Corporation, keep thorough and proper accounts of the financial transactions of the Corporation and render statements of the same in such form and at such times as the Board of Directors shall require, maintain a system of budgeting control, prepare and render to such governmental officials having the right to so require, tax returns and all exhibits, reports and other instruments required by law and have such other powers or duties as may be assigned to him from time to time by the Board of Directors.

Section 4.12 COMPENSATION. The compensation of the officers of the Corporation, if any, shall be fixed from time to time by the Board.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 5.01 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

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Section 5.02 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

Section 5.03 DEPOSIT. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, attorney or attorneys, of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, the Chief Executive Officer, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall be determined by the Board from time to time) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 5.04 GENERAL AND SPECIAL BANK ACCOUNTS. The Board from time to time may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 6.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the

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Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04 of these By-Laws.

Section 6.02 TRANSFER OF STOCK. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of these By-Laws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 6.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 6.04 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

Section 6.05 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

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ARTICLE VII

INDEMNIFICATION

Section 7.01 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the law of the state of incorporation of the Corporation, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 of these By-Laws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 7.02 RIGHT TO ADVANCEMENT OF EXPENSES. In addition to the right to indemnification conferred in Section 7.01 of these By-Laws, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the law of the state of incorporation of the Corporation requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.02 or otherwise.

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Section 7.03 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 7.01 or 7.02 of these By-Laws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the law of the state of incorporation of the Corporation. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the law of the state of incorporation of the Corporation, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.04 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-Laws, agreement, vote of stockholders or directors or otherwise.

Section 7.05 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law of the state of incorporation of the Corporation.

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Section 7.06 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.07 NATURE OF RIGHTS. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.08 CONSTITUENT CORPORATIONS. For the purposes of this Article VII, references to “the Corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 7.09 EMPLOYEE BENEFIT PLANS. For the purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 7.10 RELIANCE. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records

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of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters that such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.11 SEVERABILITY. If any part of this Article VII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the law of the state of incorporation of the Corporation and showing the year of incorporation.

Section 8.02 WAIVER OF NOTICES. Whenever notice is required to be given under any provision of these By-Laws, the Certificate of Incorporation or by law, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless required by the Certificate of Incorporation.

Section 8.03 LOANS AND GUARANTIES. The Corporation may lend money to, or guarantee any obligation of, and otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer who is a director, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

Section 8.04 GENDER. All personal pronouns used in these By-Laws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

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Section 8.05 AMENDMENTS. These By-Laws, or any of them, may be rescinded, altered, amended or repealed, and new By-Laws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board or (ii) by the stockholders, by the vote of a majority of the outstanding shares of voting stock of the Corporation, at any meeting of stockholders; provided, however, that Section 2.02 of these By-Laws can only be amended if that Section as amended would not conflict with the Corporation’s Certificate of Incorporation. Any By-Law made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.

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ARTICLES OF MERGER OF

AHCE, INC.

with and into

HCE CORPORATION

Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act, the undersigned AHCE, Inc. and HCE Corporation adopt the following Articles of Merger:

1. The name of the surviving corporation of the merger is HCE Corporation, a Florida corporation (the “Company”), assigned document number 225850.

2. The name of the merging corporation is AHCE, Inc., a Florida corporation (“Merger Sub”), assigned document number P11000086005.

3. Effective upon the merger of Merger Sub with and into the Company, the name of the surviving corporation shall remain “HCE Corporation”.

4. A copy of the Plan of Merger, as adopted by the shareholders of the Company and the shareholders of Merger Sub, (the “Plan of Merger”) is attached hereto as Exhibit A and incorporated herein by reference.

5. The merger shall become effective on the date and time these Articles of Merger are filed with the Secretary of State of the State of Florida.

6. The Plan of Merger was adopted October 9, 2011 by all of the shareholders of the Company entitled to vote thereon at a meeting duly called and held at which all of the shareholders of the Company were present, in the manner prescribed by Florida law.

7. The Plan of Merger was adopted October 7, 2011 by all of the shareholders of Merger Sub entitled to vote thereon by unanimous written consent without a meeting, in the manner prescribed by Florida law.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, these Articles of Merger have been executed as of the 10th day of October, 2011.

HCE CORPORATION, a Florida corporation

By:
	Name:	Keith D. Mixon
	Title:	President

[Remainder of page intentionally left blank; additional signature page follows]

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[Second signature page to Articles of Merger]

AHCE, INC., a Florida corporation

By:
Name:
Title:

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EXHIBIT A

PLAN OF MERGER

of

AHCE, INC.

merging with and into

HCE CORPORATION

The following Plan of Merger was adopted and approved by the Board of Directors and all of the shareholders of each corporation party to the merger in accordance with Sections 607.1101 and 607.1103, Florida Statutes, and is being submitted in accordance with said Sections and the relevant provisions of the Florida Business Corporation Act (the “Corporation Act”).

ARTICLE 1

THE PARTIES TO THE MERGER

HCE Corporation, a Florida corporation (the “Company”), is the surviving corporation. As of the date hereof, the authorized capital stock of the Company consists of 10,000 shares of Common Stock (the “Company Common Stock”), of which 4,527 shares are issued and outstanding.

AHCE, Inc., a Florida corporation (“Merger Sub”), is the merging corporation. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock (the “Merger Sub Common Stock”), of which              shares are issued and outstanding.

ARTICLE 2

THE MERGER

On the Effective Date (as defined below), and in accordance with the laws of the State of Florida, Merger Sub shall merge with and into the Company (the “Merger”), with the Company being the corporation surviving the Merger (hereafter sometimes referred to as the “Surviving Corporation”) as a corporation organized and existing under the laws of the State of Florida.

ARTICLE 3

EFFECTIVE DATE

Articles of Merger executed in accordance with the laws of the State of Florida shall be filed with the Secretary of State of the State of Florida. This Plan of Merger shall be attached to such Articles of Merger as an Exhibit. The Merger shall become effective on the date and time the Articles of Merger are filed with the Secretary of State of the State of Florida (herein sometimes referred to as the “Effective Date”).

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ARTICLE 4

CERTAIN RESULTS OF THE MERGER

(a) Succession by Surviving Corporation; Effects of the Merger. Upon the Merger becoming effective and by virtue thereof, the Company and Merger Sub shall become and be a single corporation, with the Company as the Surviving Corporation, and the separate corporate existence of the Company and Merger Sub shall cease. The Merger shall have the effects set forth in Section 607.1106 of the Corporation Act.

(b) Articles of Incorporation, Bylaws and Officers and Directors of Surviving Corporation. Upon the Merger becoming effective:

(i) The articles of incorporation of the Company as in effect immediately prior to the Merger becoming effective shall be amended and restated such that the “Amended and Restated Articles of Incorporation” attached as Appendix A hereto shall be the articles of incorporation of the Surviving Corporation until amended in the manner provided by law and said Amended and Restated Articles of Incorporation.

(ii) The Bylaws of the Company in effect immediately prior to the Merger becoming effective shall be amended and restated such that the “Amended and Restated Bylaws” attached as an exhibit to the Merger Agreement (defined below) shall be the Bylaws of the Surviving Corporation until amended in the manner provided by law, the Amended and Restated Articles of Incorporation of the Surviving Corporation and said Bylaws.

(iii) The directors of Merger Sub immediately prior to the Merger becoming effective shall be the directors of the Surviving Corporation for the full unexpired terms of their respective offices or until their respective successors have been duly elected or appointed and qualified.

(iv) The officers of the Company immediately prior to the Merger becoming effective shall continue as the officers of the Surviving Corporation for the full unexpired terms of their respective offices or until their respective successors have been duly elected or appointed and qualified.

(c) Name of Surviving Corporation. On the Effective Date, the name of the Surviving Corporation shall remain as “HCE Corporation”.

ARTICLE 5

CONVERSION AND EXCHANGE OF SHARES

UPON THE EFFECTIVE DATE OF THE MERGER

(a) Merger Sub Shares. Each share of Merger Sub Common Stock issued and outstanding prior to the Effective Date of the Merger shall be converted into one fully paid share of Common Stock, par value $1.00 per share, of the Surviving Corporation.

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(b) Company Shares. In accordance with the terms of that certain Agreement and Plan of Merger dated as of October 11, 2011, by and among Dole Fresh Vegetables, Inc., Merger Sub, the Company and each of the shareholders of the Company (the “Merger Agreement”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into the right to receive the cash consideration described in the Merger Agreement, at the respective times and subject to the contingencies specified therein.

(c) No Conversion of Rights to Acquire. Since there were no rights to acquire any shares of Merger Sub Common Stock or Company Common Stock outstanding prior to the Effective Date, no conversion of such is necessary.

(d) Merger Agreement. A complete copy of the Merger Agreement will be included in the minute book of the Surviving Corporation on the Effective Date of the Merger.

ARTICLE 6

MISCELLANEOUS

(a) Amendment. Merger Sub and the Company may, by mutual consent, amend this Plan of Merger prior to the Effective Date; provided, however, that an amendment made subsequent to obtaining the requisite approval of this Plan of Merger by the shareholders of Merger Sub and the shareholders of the Company shall be subject to any restrictions contained in the Corporation Act. No amendment of any provision of this Plan of Merger shall be valid unless the same shall be in writing and signed by the requisite shareholders of Merger Sub and the shareholders of the Company.

(b) Termination. This Plan of Merger may be terminated and the Merger and other transactions herein provided for may be abandoned at any time prior to the Effective Date (whether before or after requisite approval of the Plan of Merger has been obtained from Merger Sub and the Company) upon mutual written consent of Merger Sub and the Company.

(c) Filing of the Merger Documents. After obtaining the requisite approvals required by the Corporation Act, the shareholders, directors and officers of the Company and the shareholders, directors, and officers of Merger Sub are hereby authorized and directed to cause Articles of Merger and all other required documents, if any, to be executed, filed and recorded and all other required action to be taken in order to consummate the Merger as of the Effective Date.

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NON-COMPETE AND CONFIDENTIALITY AGREEMENT

THIS NON-COMPETE AND CONFIDENTIALITY AGREEMENT (the “Agreement”) is made and entered into as of this 11th day of October, 2011 (the “Effective Date”), by and between Dole Fresh Vegetables, Inc., a California corporation (the “Acquiror”), and                      (the “Contracting Seller”). All capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Agreement and Plan of Merger among the Acquiror, AHCE, Inc., a Florida corporation and wholly-owned subsidiary of the Acquiror, HCE Corporation, a Florida corporation (“HCE” and, collectively with its Subsidiaries, the “Company”) and the GFI Irrevocable Trust u/a/d December 17, 2004, a Florida trust (the “Trust”), Keith D. Mixon, Gregory Mixon and Gerald Mixon, Jr. (Keith D. Mixon, Gregory Mixon and Gerald Mixon, Jr. are, collectively, the “Individual Sellers”; the Individual Sellers and the Trust are, collectively, the “Sellers,” all of which reside in the State of Florida, and as to each of which the male singular pronoun will be used herein), of even date herewith (the “Merger Agreement”).

WHEREAS, the Sellers are the sole owners of HCE, the Individual Sellers are the sole beneficiaries of the Trust, and, accordingly, the transactions contemplated by the Merger Agreement will inure to the direct benefit of the Sellers; and

WHEREAS, since 1992, the Company has been engaged in the business of raising and acquiring from Company-owned acreage and contract-growing areas blueberries, raspberries, strawberries, blackberries and other berry products as well as new organic berry products, with such business currently generating annual gross sales in excess of $200 million (the “Business”) and, in connection therewith has developed and established substantial valuable and key contractual and other relationships with the local farmers and suppliers, and other contractual and other relationships relating to, inter alia, distribution, transportation, storage, scheduling and delivery control; and

WHEREAS, the Company has in connection with the Business developed and maintained substantial ongoing Customer and client goodwill as evidenced by the various trade names, trademarks, service marks, trade dress, logos and other intellectual property as identified on Exhibit A hereto (collectively, the “Company Marks”), which are well-known throughout the Areas of Operation of the Company (as hereinafter defined) and identify the Business and exemplify the highest quality local farm produce and which Company Marks will continue to be used by the Company in connection with the Business; and

WHEREAS, pursuant to the Merger Agreement, AHCE, Inc. is to be merged with and into the Company such that the Acquiror will be the sole owner of the Company upon consummation thereof, for an aggregate consideration payable to the Sellers of approximately $93 million at the closing thereof plus an earn-out of up to $15 million;

WHEREAS, pursuant to the transactions contemplated by the Merger Agreement, immediately after the merger, the Company will be employing each of the Individual Sellers, and, as part of and as a condition of such employment, each of the Individual Sellers will be executing and delivering the Acquiror’s standard confidentiality and restrictive covenant agreement (the “Confidentiality and Restrictive Covenant Agreement”); and

WHEREAS, but for the covenants and agreements of the Contracting Seller contained herein, and the covenants and agreements of the other Sellers contained in agreements identical hereto that the other Sellers are entering into simultaneous with this Agreement, the Acquiror would not consummate the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein and in the Merger Agreement, and for such other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Recitals. The parties acknowledge and agree that the recitals to this Agreement are true and correct in all respects and are incorporated in this Agreement.

2. Non-Competition.

(a) As a material inducement to Acquiror to enter into, and consummate the transactions contemplated by, the Merger Agreement and in furtherance of Acquiror’s legitimate business interests, including, without limitation, the goodwill associated with the Business, the Contracting Seller agrees for himself and his Affiliates that, for a period of ten (10) years from and after the Effective Date (the “Restrictive Period”), neither he nor any of his Affiliates shall, anywhere within the Area of Operations (as defined below), directly or indirectly, own, invest in, provide capital for, lease, manage, operate, control or advise or assist in or join in or participate in the ownership, management, operation or control of or be employed by or connected in any manner with any business or operations involved in, whether individually or in partnership or in conjunction with or under any agreement with or acting through or in concert with any Person, whether as principal, agent, lender, shareholder, partner, joint venturer, member, director, officer, manager, member, employee, consultant, licensor or in any other manner whatsoever, in any business competitive with that of the Business.

(b) Notwithstanding the foregoing, the Restrictive Period in this Section 2(a) is subject to reduction solely to the extent provided in this Section 2(b). In the event that Keith D. Mixon remains continuously employed by Acquiror and/or its Subsidiaries for a period of thirty six (36) consecutive months from the Effective Date (unless his failure to remain so employed is the result of the termination of his employment other than for Cause or the termination of his employment for Good Reason), then, in such event, the Restrictive Period for the Contracting Seller shall automatically be reduced to six (6) years without further action of the parties.

(c) The Restrictive Period shall be tolled for any period(s) of violation or period(s) of time required for conclusion of litigation or arbitration to enforce the covenants herein.

3. Solicitation of Employees; Disparagement. As a material inducement to Acquiror to enter into, and consummate the transactions contemplated by, the Merger Agreement, the Contracting Seller agrees for himself and his Affiliates that neither he nor any of his Affiliates shall (i) directly or indirectly, for themselves or on behalf of any Person or otherwise, endeavor to entice away or solicit for employment or as a consultant or independent contractor, any Person employed or retained by the Company or its Affiliates at any time during the term of such restriction while such Person remains employed or retained by the Company or its Affiliates and for a one (1) year period after the termination of such employment or retention; (ii) solicit, interfere with, induce or entice away any Person that is a client, Customer or agent of the Company or its Affiliates; (iii) in any manner persuade or attempt to persuade any such Person to discontinue a business relationship with the Company or its Affiliates; or (iv) engage in any transaction or series of transactions, or effect or consent to any such transaction or series of transactions, through activities of any Person for the purpose of evading, subverting, contravening, avoiding, or in any way defeating the application and purpose of the restrictive covenants of the Contracting Seller in Sections 2, 3 or 4 hereof, or of the other Sellers under Sections 2, 3 and 4 of their respective Non-Compete and Confidentiality Agreements. In addition, the Contracting Seller agrees for himself and his Affiliates not to make any statement or communicate any information (written or oral) that disparages or reflects negatively on the Company, its Affiliates or their respective businesses, including without limitation, the Business.

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4. Confidentiality. As a material inducement to Acquiror to enter into and consummate the transactions contemplated by the Merger Agreement, the Contracting Seller covenants and agrees, for himself and his Affiliates, that they shall not, at any time, directly or indirectly, for any of them, or on behalf of any Person or otherwise, divulge or disclose for any purpose whatsoever, or duplicate, photocopy, fax, or download into any information retrieval system including the Internet, any Confidential Information; and the Contracting Seller shall hold all such information strictly confidential and shall not use such information for any purpose whatsoever, other than in connection with the performance of his job duties while employed or retained by the Company or its Affiliates. In the event that the Contracting Seller is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to make any disclosure which is prohibited or otherwise constrained by this Section 4, the Contracting Seller agrees that he shall provide Acquiror with prompt written notice of such request so that Acquiror may seek an appropriate protective order or other appropriate remedy or waive the Contracting Seller’s compliance with the provisions of this Section. In the event that such protective order or other remedy is not obtained, or Acquiror grants a waiver hereunder, the Contracting Seller may furnish that portion (and only that portion) of the information which the Contracting Seller is legally compelled to disclose or else stand liable for contempt or suffer other censure or penalty; provided, however, that the Contracting Seller shall use his best efforts to obtain reliable assurance that confidential treatment will be accorded any information so disclosed. Notwithstanding the foregoing, the Contracting Seller may disclose any such information to his Advisors (as defined below) solely for the purpose of providing accounting, legal or tax advice to the Contracting Seller; provided, however, that such Advisors will first be advised by the Contracting Seller of the confidential nature of such information, will be provided with a copy of this Agreement, and will be bound by this Agreement. The Contracting Seller shall be liable for any unauthorized disclosure of such information by his Advisors.

5. Time Periods of Restriction. It is understood and agreed by the parties that the Restrictive Period is intended by the parties to be extended by any time period during which it has been judicially determined that the Contracting Seller or his Affiliates have violated the terms and conditions of any provision of this Agreement. Thus, it is intended by the parties that if the Contracting Seller or any of his Affiliates violate any term or condition of this Agreement, then such time periods shall be tolled as of the date of the violation, and shall not continue until the date that the last of any such violation by the Contracting Seller or his Affiliates has ceased. Notwithstanding anything which could be construed to the contrary, however, this Section is not intended to permit or allow the Contracting Seller to violate any term or condition of this Agreement.

6. Definitions. For purposes of this Agreement the following terms shall have the following meanings:

“Advisors” means the accounting, legal and tax advisors who need to know information, the disclosure of which is restricted pursuant to this Agreement, to provide accounting, legal, or tax advice to Seller.

“Affiliate” means with respect to any Person, (i) any Family member of such Person; (ii) any Person directly or indirectly owning, controlling, or holding power to vote twenty percent (20%) or more of the outstanding voting interests or securities of such Person; (iii) any Person twenty percent (20%) or more of the outstanding voting interests or securities of which are directly or indirectly owned, controlled or held with power to vote by the Person or any such Family member; (iv) any Person directly or indirectly controlling, controlled by or under common control with such Person or any such Family

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member; (v) any officer, director, manager, member, trustee or general partner of such person, or any other Person performing a similar function with respect to the Person; (vi) any officer, director, manager, member, general partner, trustee, or holder of twenty percent (20%) or more of the voting interests of any Person described in clauses (ii) through (v) of this sentence; or (vii) any Family member of any Person described in clauses (ii) through (v) of this sentence. For purposes of this definition, the terms “controls,” “is controlled by or “is under common control with,” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Area of Operations” means (i) anywhere within the United States where the Company is currently engaged in the Business (whether purchasing, marketing or selling berry products) or owns real property, (ii) Mexico, Chile, Argentina, Canada and contiguous U.S. states; and (iii) any additional geographical areas where the Company commences doing business during the term of this Agreement.

“Cause” means, solely and exclusively for purposes of this Agreement:

(1) Any termination of the employment of Keith D. Mixon between October 11, 2011 and October 11, 2012, whether by the Acquiror and its Subsidiaries or by Keith D. Mixon, for any reason or for no reason, shall be deemed for all purposes of this Agreement to be a termination for Cause.

(2) A termination by the Acquiror and its Subsidiaries of the employment of Keith D. Mixon after October 11, 2012 on account of the death or Disability of Keith D. Mixon, or under circumstances that constitute “Termination for Cause” (as such term is defined in the Merger Agreement), shall be deemed for all purposes of this Agreement to be a termination for Cause.

A termination by the Acquiror and its Subsidiaries of the employment of Keith D. Mixon that does not constitute a termination for Cause shall be deemed for all purposes of this Agreement to be a termination other than for Cause.

“Confidential Information” means proprietary information relating to the Company’s or its Affiliates businesses, including actual or potential strategies; competitor information; products; equipment; processes; software; business plans; marketing and selling plans; personnel information, including payroll records (regarding current and former employees); formulas; financial, accounting and internal audit records; tax information, planning and strategies; legal strategies; actual and potential customer information, including account and transaction information; pricing and cost information; research and development. As used in this Agreement, Confidential Information shall also include documents or information belonging to third parties covered under confidentiality agreements entered into by the Acquiror and its Affiliates and such third parties.

“Customers” include, without limitation, growers, retailers, consumers and packing facilities, and transportation and delivery services.

“Family” means a Person’s spouse, natural or adoptive lineal ancestors or descendants and trusts for which any of them are more than insignificant beneficiaries.

“Good Reason” means, solely and exclusively for purposes of this Agreement, a termination after October 11, 2012 by Keith D. Mixon of his employment by the Acquiror and its Subsidiaries under circumstances that constitute “Termination for Good Reason” (as such term is defined in the Merger Agreement, subject to the substitution of a different clause (c) therein as provided in the following sentence), shall be deemed for all purposes of this Agreement to be a termination for Good Reason. Solely for purposes of this Agreement, in lieu of clause (c) in the definition of “Termination for Good Reason” in the Merger Agreement, the following clause (c) shall be substituted:

“(c) Acquiror requires the employee to relocate to a location more than 50 miles from Winter Haven, Florida; provided, however, that termination of an employee’s employment with Acquiror and/or its Subsidiaries in connection with this clause (c) shall not constitute Termination for Good Reason, for purposes only of this Agreement, if Acquiror first requires such relocation prior to October 11, 2013 and such relocation is for a proper business purpose.”

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A termination by Keith D. Mixon of his employment by the Acquiror and its Subsidiaries that does not constitute a termination for Good Reason shall be deemed for all purposes of this Agreement to be a termination other than for Good Reason.

“Person” means any individual, corporation, association, partnership (limited, general or limited liability), limited liability company, joint venture, trust, estate, Governmental Authority or other entity or organization.

7. Remedies. The Contracting Seller agrees for himself and his Affiliates that the violation of any term, provision, covenant or condition of this Agreement would result in irreparable injury and damage to Acquiror which would not be adequately compensable in money damages, and that Acquiror will have no adequate remedy at law therefor. Accordingly, in addition to any other rights or remedies that Acquiror may have at law or in equity under this Agreement or otherwise, the Contracting Seller agrees for himself and his Affiliates that Acquiror shall be entitled to temporary, preliminary, or permanent restraining orders, specific performance, decrees or injunctions as may be necessary to protect Acquiror against, or on account of, such violation. Nothing in this Section 7 shall be construed to limit the remedies of Acquiror for or defenses to any action, suit, or controversy arising out of this Agreement. The Contracting Seller further agrees that if he or his Affiliates violate any term or condition of Sections 1 or 2 of this Agreement, then Acquiror shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that the Contracting Seller or his Affiliates have realized as a result of, growing out of, or in connection with, any such violation.

8. Fair and Reasonable.

(a) It is acknowledged and agreed by the Contracting Seller that the Acquiror has legitimate business interests justifying the restrictions contained herein and that such restrictions are reasonably necessary to protect such legitimate business interests and the goodwill associated with the Business, which interests, include, without limitation, trade secrets; other valuable confidential business information that may not qualify as trade secrets, but as to which the Company has expended time and money in acquiring and as to which it holds confidential and proprietary; substantial business relationships with existing and prospective Customers and clients; Customer and client goodwill associated with the ongoing Business and evidenced by the Company Marks used by the Company in connection with its Business, and an expectation of continuing patronage from the Business’ existing Customers and clients. The Contracting Seller has carefully read and considered the provisions of this Agreement with the advice of counsel, and having done so, agrees that the restrictions set forth in this Agreement and the geographical area of restriction are fair and reasonable and are reasonably required for the protection of the legitimate business interests of Acquiror and to ensure that the Acquiror obtains the benefit of its bargain. The Contracting Seller further acknowledges and agrees that, in view of the substantial harm which would result from a breach or threatened breach by the Contracting Seller or his Affiliates of the covenants contained herein, the parties agree that such covenants shall be enforced to the maximum extent permitted by law.

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(b) The Contracting Seller further acknowledges and agrees that, due to theirhis knowledge of the Business, any subsequent competition would irreparably harm the Acquiror and deny the Acquiror the benefit of the bargain and that the only effective way of protecting the Acquiror is to enter into an agreement on the terms and conditions contained herein.

9. Severability. In the event that, notwithstanding the provisions of this Agreement shall be held to be void, invalid or unenforceable, the remaining portions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included herein. In the event that any provision of this Agreement relating to the time periods, scope or geographic areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas that such court deems reasonable and enforceable, the time period, scope or geographic areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period, scope or geographic areas.

10. Material Inducement: Integral Part of Agreement. The covenants and agreements set forth in this Agreement are material inducements to Acquiror to enter into and to consummate the transactions and are an integral part of the Merger Agreement and the Transaction, and Acquiror would not have entered into the Merger Agreement or consummated the Transaction in the absence of such covenants and agreements. The sole purpose of such covenants and agreements is to protect the value of the Company’s and its Subsidiaries Business as acquired by the Acquiror pursuant to the Merger Agreement and Acquiror’s legitimate business interests identified in this Agreement.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Contracting Seller:	______________________ ______________________ ______________________ Facsimile: _______________

with a copy to:	Michael E. Neukamm Gray Robinson, P.A. 301 E. Pine Street, Suite 1400 P.O. Box 3068 (32802-3068) Orlando, Florida 32801 Facsimile: 407-244-5690

if to Acquiror:	Raymond DeRiggi, President Dole Fresh Vegetables, Inc. P.O. Box 2018 Monterey, California 93942 Facsimile: 831-641-4503

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with a copy to:	Jeffrey Conner, Vice President and Division General Counsel Dole Fresh Vegetables, Inc. One Dole Drive Westlake Village, California 91362 Facsimile: 818-879-6613

12. Entire Agreement. This Agreement, the Confidentiality and Restrictive Covenant Agreements and the Merger Agreement and the exhibits hereto and thereto contain the entire agreement among the parties respecting the subject matter herein set forth and supersede all prior or contemporaneous agreements between the parties respecting such subject matter.

13. Amendment. No amendment, modification or termination of any provision of this Agreement shall be effective unless set forth in a writing signed by all of the parties hereto.

14. Effective Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof. All waivers to be effective must be in writing and signed by the waiving party.

15. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery of this Agreement.

16. Captions. The titles to the Sections herein are not considered part of this Agreement.

17. Successors and Assigns; Enforcement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, estates, beneficiaries, administrators, personal representatives, executors, successors and assigns. The assignees and successors of the Acquiror are expressly authorized to enforce the terms and conditions of this Agreement. In addition, the Affiliates hereafter created by the Company as well as the Affiliates of the Acquiror are hereby expressly identified as intended third party beneficiaries of this Agreement and the restrictive covenants are intended to benefit them. The rights and responsibilities of the Contracting Seller hereunder are personal and shall not be transferable by assignment or otherwise.

18. Governing Law; Selection of Forum; Venue; Service of Process. This Agreement will be governed by and construed in accordance with the internal laws of the State of Florida without regard to conflicts of law principles thereunder. The parties hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any transactions contemplated hereby (whether during the term hereof or after its termination or expiration), to the exclusive jurisdiction of the United State District Court for the Southern District of Florida or, if jurisdiction is not available therein, the jurisdiction of any court located in Miami-Dade County, Florida, and waive all other possible forums and any and all objections to such jurisdiction or venue that they may have under the laws of any state or country, including, without limitation, any argument that jurisdiction, situs and/or venue are inconvenient or otherwise improper. Each party further agrees that process may be served upon such party in any manner authorized under the laws of the United States or Florida, and waives any objections that such party may otherwise have to such process.

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19. Prevailing Party. In addition to any other rights and remedies hereunder, the substantially prevailing party, as a court of competent jurisdiction may determine, in any claim or other dispute which relates to this Agreement, shall have the right to recover and collect from the other party its reasonable costs and expenses incurred in connection therewith, including, without limitation, its reasonable attorneys’ fees and disbursements and other professional costs and expenses. If a party substantially prevails on some aspects of such claim or dispute but not others, the court may apportion any award of costs or attorneys’ fees in such manner as it deems equitable.

20. Construction. Each of the parties hereto acknowledges that each has been advised by counsel during the course of negotiation of this Agreement and, therefore, that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

[SIGNATURES CONTINUED ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto or their duly authorized representatives have caused this Non-Compete and Confidentiality Agreement to be executed as of the date first above written.

DOLE FRESH VEGETABLES, INC.

By:
Name:
Title:

By:
Name:
Title:
WITNESSES:

Print Name:

Print Name:

9

EXHIBIT A

COMPANY MARKS

10

October 11, 2011

Keith D. Mixon

Stockholder Representative

3281 SR 546E

Haines City, Florida 33844

Re: Acknowledgment of Escrow

Dear Mr. Mixon:

Reference is made to that certain Agreement and Plan of Merger, by and among Dole Fresh Vegetables, Inc., AHCE, Inc., HCE Corporation and all of the stockholders of HCE Corporation dated as of October 11, 2011 (the “Merger Agreement”). Terms used in this letter, unless otherwise defined herein, shall have the meanings assigned thereto in the Merger Agreement.

In accordance with, and pursuant to, Section 2.9 of the Merger Agreement, Dole Food Company, Inc., a Delaware corporation, (“Dole”) hereby delivers this letter to you, in your capacity as the Stockholder Representative and for the benefit of the Stockholders, and hereby acknowledges and confirms that the Adjustment Escrow Fund and Indemnity Escrow Fund (collectively, the “Escrowed Funds”) have been funded and established, and further, that Dole will hold and disburse the Escrowed Funds pursuant to the terms and conditions of the Merger Agreement. In that regard:

1. Dole agrees to accept, hold and promptly disburse the Escrowed Funds strictly in accordance with the terms and conditions of the Merger Agreement.

2. At least three (3) business days prior to the disbursement of any Escrowed Funds by Dole in accordance with the terms of the Merger Agreement, Dole agrees to provide written notice (in accordance with Section 8.5 of the Merger Agreement) to the Stockholder Representative of such pending disbursement.

3. Dole agrees that no fees or expense associated with Dole’s services hereunder shall be paid from, or set off against, any of the Escrowed Funds, and that all interest earned on the Escrowed Funds shall accrue to the benefit of the applicable Adjustment Escrow Fund or Indemnity Escrow Fund, to be disbursed in accordance with the terms of the Merger Agreement. Interest will be earned on the Escrowed Funds only as follows: for each calendar month, or portion thereof, during which Escrowed Funds are held by Dole, interest will accrue on the Escrowed Funds in an amount equal to the product of (a) the average principal amount of Escrowed Funds held by Dole during such month, times (b) the federal funds rate reported on Bloomberg for the first Business Day of such month, divided by 360, times (c) 30, or such lesser number of days as Escrowed Funds have been held by Dole during such month, if less than 30 during such month.

4. Upon request by the Stockholder Representative, but no more frequently than on a monthly basis, Dole agrees to provide the Stockholder Representative with a statement of account showing all Escrow Funds then being held by Dole, broken down by principal amount and any interest earned thereon.

Keith D. Mixon

Stockholder Representative

October 11, 2011

Dole acknowledges that it intends to derive significant financial benefit, whether directly or indirectly, from the consummation of the transactions contemplated by the Merger Agreement, and that such consequence (or intended consequence) constitutes the receipt by Dole of sufficient and reasonable consideration received by Dole in exchange for Dole making, with the intention to be legally bound, the covenants and agreements set forth herein, to and for the benefit of the Stockholders, the Stockholder Representative and the Acquiror.

As this letter is being delivered in connection with the Merger Agreement, the “General Provisions” set forth in Article VIII of the Merger Agreement relating to “Notices,” “Governing Law,” “Submission to Jurisdiction,” “Enforcement,” “Waiver of Jury Trial,” and “Time of Essence” shall also govern the terms of this letter.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED BY:

KEITH D. MIXON, AS STOCKHOLDER REPRESENTATIVE

.

SECTION 338 TAX MATTERS AGREEMENT

THIS SECTION 338 TAX MATTERS AGREEMENT (“Agreement”) is entered into as of the 11th day of October, 2011, by and between DOLE FRESH VEGETABLES, INC., a California corporation (“Acquiror”) HCE CORPORATION, a Florida corporation (the “Company”), KEITH D. MIXON, a Florida Resident (“Keith”), GERALD MIXON, JR., a Florida Resident (“Jerry”), GREGORY MIXON, a Florida resident (“Greg”), and the GFI IRREVOCABLE TRUST, a Florida trust (“GFI Trust”), with Keith, Jerry, Greg and GFI Trust referred to herein collectively as the “Stockholders”).

RECITALS

A. Acquiror, AHCE, INC., a Florida corporation and wholly owned transitory subsidiary of Acquiror (“Sub”), the Company, and the Stockholders have entered into an Agreement and Plan of Merger dated as of October 11, 2011 (the “Merger Agreement”) pursuant to which Sub shall be merged with and into the Company in accordance with the Merger Agreement and the laws of Florida (the “Merger”).

B. As required by the Merger Agreement, Acquiror and Company Stockholders are making a joint election pursuant to Section 338(h)(10) of the Code (and any corresponding elections under state or local tax law) (collectively, the “Section 338(h)(10) Elections”) to treat the Merger as an asset transaction for federal, state and local (to the extent appropriate and/or applicable) income tax purposes. In the event that the Acquiror elects Section 338(g) of the Code for any of the Company’s foreign corporations, the resulting Tax effect of such an election(s) will be administered in the same manner as set forth herein for a Section 338(h)(10) Election.

C. In consideration for the approval of the Merger by the Stockholders and for the willingness of the Stockholders to participate in the Section 338(h)(10) Elections, the Company has required that Acquiror enter this Agreement for the benefit of the Stockholders, and Acquiror has agreed to so enter this Agreement.

D. The parties have agreed, for the benefit of the Stockholders, that (i) the Company will bear the cost of any federal and state corporate-level Tax resulting from the Section 338(h)(10) Elections without recourse to the Stockholders; and (ii) Acquiror will make any necessary payments to the Stockholders in order to ensure that the after Tax cash payment from the Merger preserves to the Stockholders the same net after Tax cash payment as if no such Section 338(h)(10) Elections had been made.

AGREEMENT

1.	Defined Terms.

Capitalized terms used in this Agreement and not otherwise defined have the respective meanings given those terms in the Merger Agreement. Capitalized terms defined both in this Agreement and in the Merger Agreement have the respective meanings given those terms in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the Treasury Regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, profit, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, employment, unemployment, disability, payroll, license employee, or other Tax, withholding Tax, or levy, of any kind whatsoever, including interest, penalties, or additions to Tax in respect of the foregoing and interest in respect of such penalties or additions.

2.	Section 338(h)(10) Election.

(i) The Stockholders agree to join with Acquiror in making the Section 338(h)(10) Elections.

(ii) In connection with the Section 338(h)(10) Elections, each Stockholder shall be responsible for the payment to the appropriate Tax authorities of any individual income Tax liability arising from the Section 338(h)(10) Elections. The Stockholder Representative shall be responsible for filing the Company’s federal and state Tax returns for the period from January 1, 2011 and ending at the close of the Closing Date (the “Final S Corporation Returns”) reporting the “deemed sale” of the Company’s assets, which shall be prepared at the Stockholders’ expense; provided, however, that up to $10,000 of the fees incurred by the Stockholders in connection with the preparation of the Final S Corporation Returns shall be reimbursed/borne by Acquiror to the extent that such fees reasonably relate to additional work required to be performed by the Stockholders’ Tax advisors in connection with compiling and/or analyzing the necessary information for, and reporting, the Merger transaction as an “asset sale” for appropriate Tax purposes hereunder, instead of a stock sale, with it being understood and agreed that such reimbursable professional fees shall be set forth on one or more separate invoices that reasonably describe the type of work performed in this regard, and with it being further understood and agreed that Acquiror shall promptly reimburse the Stockholders upon Acquiror being presented with such invoice(s). All income of the Company through the day of the Closing, inclusive of income attributable to the Section 338(h)(10) Elections, shall be reflected on the Company’s final IRS Form 1120S, and related state Tax forms, which shall pass all income (less corporate-level imposed Taxes paid by the Company hereunder) through to Stockholders for inclusion in their respective individual federal and state income Tax returns. Acquiror agrees to prepare and timely file IRS Form 8023, and all attachments required to be filed therewith pursuant to applicable Treasury Regulations. Each Stockholder has executed the IRS Form 8023 Attachment Signature Page, a sample of which is attached to this Agreement as Schedule 1.

(iii) Acquiror shall determine based upon a third party (engaged and compensated by the Aquiror) valuation report (a) the amount of the “adjusted grossed-up basis” (“AGUB”) for the Company (as defined in Treasury Regulation § 1.338-5); and (b) the amount of the “aggregate deemed sales price” (“ADSP”) of the Company (as defined in Treasury Regulation § 1.338-4). Acquiror shall prepare a schedule of values, which shall be determined based upon said valuation report, that shall allocate the AGUB among the Company’s assets in accordance with Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder (the “Allocations”). Acquiror’s initial determination of the AGUB, the ADSP, and the Allocations, shall be provided to the Stockholder Representative for review (such review to be conducted at Stockholders’ sole cost) within 120 days of the Closing, and Stockholder Representative shall comment on same within 30 days of receipt from Acquiror. The parties agree to finalize the AGUB, the ADSP, and the Allocations, no later than 150 days after the Closing. Upon finalization of the AGUB, ADSP, and the Allocations, Acquiror shall prepare IRS Form 8883 (Asset Allocation Statement Under Section 338), reflecting the agreed final Allocation, and shall provide such completed form to the

2

Stockholder Representative for filing with the Final S Corporation Returns. The Company and Stockholders each shall calculate gain or loss resulting from the Section 338(h)(10) Elections in a manner consistent with the Allocations, and report such amounts on their Tax Returns, and shall not take any position inconsistent with the Allocations in any Tax return or otherwise. Acquiror shall not take any position inconsistent with the Allocations in any Tax return or otherwise. In the event of a dispute arising with respect to the determination of AGUB and/or ADSP or the finalization of the Allocations, the parties will follow the Dispute Resolution process in Section 6 of this Agreement.

(iv) To the extent that the Merger Agreement meets the requirements of Section 6043(c), and Temp. Treasury Regulation § 1.6043-4T, the Stockholder Representative shall file on behalf of the Company Forms 8806, 1096 and 1099-CAP by the required due dates.

3.

Tax Indemnity and Cash Payment. Acquiror shall be liable for, pay, indemnify and reimburse the Stockholders and shall fully protect, save and hold the Stockholders harmless from and against the amount by which the net after Tax cash proceeds to the Stockholders as a result of the Merger without the Section 338(h)(10) Elections would have exceeded the actual net after Tax cash proceeds to the Stockholders with the Section 338(h)(10) Elections (if any) including but not limited to any Tax that is imposed on the Stockholders as a result of the inclusion of any income, gain, loss, deduction, or other Tax item resulting from the Section 338(h)(10) Elections on their Tax returns to the extent that such Tax exceeds the Tax that would have been imposed on Stockholders had no Section 338(h)(10) Elections been made (i.e., any additional Tax imposed on any one or all of the Stockholders with respect to the year of sale or any subsequent year as a result of having the Merger characterized as an asset sale rather than a stock sale). The amount described in this paragraph shall be referred to herein as “Additional Tax”. For purposes of this Agreement, (i) any item that is includible in any of the Stockholder’s income as ordinary income as a result of the deemed asset sale resulting from the Section 338(h)(10) Elections shall be treated as being taxed at the maximum effective marginal federal and state income tax rates applicable to items of ordinary income, (ii) any item that is includible in any of the Stockholders’ income as capital gain shall be treated as being taxed at the applicable capital gains tax rate. All calculations of Tax for purposes of this Agreement shall be made net of any available credits that actually reduce federal or state Tax liability. Acquiror and the Stockholders expressly acknowledge and agree that any amounts paid by Acquiror to the Stockholders pursuant to the foregoing indemnity and reimbursement obligations shall constitute the payment of additional Merger Consideration, and, for purposes of clarity, Acquiror further expressly acknowledges and agrees that such payments shall be grossed-up in order to take into account the additional Tax liability that will be incurred by the Stockholders due to their receipt of such additional Merger Consideration, such that the Stockholders will be placed in the same economic position, on an after-Tax basis, as if the Section 338(h)(10) Elections had not been made. The Additional Tax does not include any Tax that would have been imposed in the absence of any Section 338(h)(10) Elections. For example, if as a result of the Merger with respect to which the Section 338(h)(10) Elections are not made, foreign Tax would be imposed, such foreign Tax is not Additional Tax but rather is the liability of the Stockholders. Further, with respect to any items of income, gains, losses, deductions or credits that are computed on an annual basis and reportable by the Company (if Section 338(h)(10) Elections are not made), such items should be allocated as follows: (i) for items attributable to entities that are treated as partnerships for U.S. federal income tax purposes, they shall be calculated as if there was a technical termination of the partnership, as defined in Section 708(b)(1)(B) of the Code, and (ii) for all others, pro rata (based upon the number of days of ownership within the calendar year) to the Stockholders and the Acquiror without regard to any specific allocation required

3

by the Code. The resulting Tax is the liability of such party. To the extent the full Tax (taking into account any tax rate differential) is not borne by such party, the other party who paid the tax is entitled to indemnification from the other. The concepts of this Section are illustrated in a hypothetical example that is attached to this Agreement as Schedule 2.

4.	Tax Returns. Per the Merger Agreement, Stockholder Representative shall prepare or cause to be prepared and file or cause to be filed on a timely basis the Company’s Final S Corporation Returns. Stockholder Representative shall deliver the Final S Corporation Returns to Acquiror on or before May 15, 2012 in order to provide Acquiror an opportunity to review and comment on such Final S Corporation Returns. Acquiror shall provide its comments to the Stockholder Representative on or before , June 1, 2012 and the Stockholder Representative shall reasonably take into consideration Acquiror’s comments on such return. In the event of a dispute between Acquiror and Stockholder Representative concerning finalization of the Final S Corporation returns, the dispute will be resolved pursuant to Section 6, below.

5.	Calculations and Payments. Payments of Additional Tax hereunder shall be due and payable to the Stockholders as follows: Stockholder Representative, at its expense, will calculate the amount of Additional Tax for each Stockholder. The calculation of Additional Tax, which is due by May 15, 2012, shall reflect the AGUB, ADSP and Allocations, as agreed by the parties and as described in Section 2 of this Agreement. Stockholder Representative will provide Acquiror an opportunity to review such calculation of Additional Tax. Acquiror will then have until June 1, 2012 to furnish the Stockholder Representative with any reasonable comments, which shall be duly considered by the Stockholder Representative prior to the finalization of such calculations. Stockholder Representative shall provide to Acquiror, upon Acquiror’s request, any Stockholder information that is reasonably required to assist it in reviewing the Additional Tax as reduced by any Tax liabilities due from the Stockholders (with an example thereof reflected in the attached Schedule 2). Acquiror shall make payment hereunder to the Stockholders within 30 days of the finalization of such Additional Tax calculations or, if the parties are not in agreement, after the dispute is resolved pursuant to Section 6, below. In the event of a Tax audit that affects the Additional Tax amount, the Stockholder Representative will notify Acquiror who will determine in good faith and with all due expediency the extent to which professional resources will be engaged to defend and contest any change thereto. Additional Tax incurred by Stockholders arising from any assessment by a Tax authority may be collected from Acquiror at any time during the survival period set out in Section 7, below. When a Stockholder seeks an additional payment under this Agreement, the Stockholder shall give Acquiror notice of the claim, which notice shall include all information and documentation and a calculation of the amount of such Additional Tax. Acquiror shall make a payment to such Stockholder within 30 days of its receipt of such notice, or, in the case of a dispute, within 30 days of the determination of the proper amount of the payment under Section 6 below. A Stockholder’s failure to give timely notice to Acquiror under this Section 5, or any delay in providing such notice, shall only excuse Acquiror’s obligation to the extent that, but for such failure, Acquiror could have avoided all or any portion of such underlying Tax obligation. If a Stockholder incurs any costs associated with defending or contesting any Additional Tax amount with relevant Tax authorities, Acquiror shall bear such reasonable costs (including reasonable attorneys’ and accountants’ fees) and such costs will be paid in the same manner as specified for payment of Additional Tax. However, no Stockholder has any obligation to so defend or contest any such Additional Tax amount. Stockholder has no obligation to return to Acquiror any Additional Tax (e.g., as a result of adjustments to the Additional Tax based on audits) so long as the Stockholder and Acquiror agreed on the amount of such Additional Tax payment at the time the payment was made.

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6.	Disputes. In the event of a dispute arising with respect to payments by Acquiror to a Stockholder under this Agreement, or with respect to the calculation of AGUB and/or ADSP or finalization of the Allocations in Section 2 of this Agreement, or with respect to finalization of the Final S Corporation Return, such disagreement shall be referred to a nationally recognized independent certified public accounting firm as is mutually agreed upon by such Stockholder or Stockholders, on the one hand, and Acquiror, on the other. If the parties cannot agree on such an accounting firm, the firm shall be picked by two nationally recognized independent certified public accounting firms, one selected by the Stockholder and one by Acquiror; further provided, however, that the accounting firm so selected shall not at the time be the regular auditor of Acquiror or its parent, Dole Food Company, Inc. The decision of the accounting firm shall be final and binding on the parties. The fee of the accounting firm shall be paid by Acquiror in the case of payments by Acquiror to a Stockholder, and shall be borne 50% by Acquiror, and 50% ratably among the Stockholders, in the case of the calculation of AGUB and/or ADSP or the finalization of the Allocations. All disputes must be resolved within 10 days of submission to the selected accounting firm.

7.

Survival. The obligations of the parties set forth in this Agreement shall be unconditional and absolute, and shall remain in effect through the 90th day after applicable statute of limitations as it may be extended from time to time, provided Stockholders have given Acquiror advance notice of their intention to extend any applicable statute of limitations.

8.	Transfer Taxes. Acquiror shall be liable for and shall pay directly to the appropriate governmental authority (or to reimburse the Stockholders as an Additional Tax, if such amount has been paid by the Stockholders) any transfer, excise and/or sales and use Taxes arising from the deemed sale of assets resulting from the Section 338(h)(10) Elections (whether such Taxes are imposed upon the Stockholders, the Company, Acquiror or otherwise).

9.	Integration with Merger Agreement. In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Merger Agreement, the provisions of this Agreement shall control.

10.	Third Party Beneficiaries. This Agreement inures to the benefit of the parties hereto and is also intended to inure to the benefit of the Stockholders. Each and any Stockholder shall have all rights to enforce this Agreement by his, her or their own hand as if a party hereto. After the Closing, this Agreement may not be amended except with the consent of Acquiror and each Stockholder.

11.	Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be (i) delivered in person; (ii) shall be mailed by first class registered or certified mail, postage prepaid; or (iii) shall be sent by reputable overnight courier service addressed as follows:

If to Acquiror, Sub or the Surviving Corporation, to:

Raymond DeRiggi, President

Dole Fresh Vegetables, Inc.

5

P.O. Box 2018

Monterey, California 93942

Facsimile: 831-641-4503

with a copy to:

Jeffrey Conner, Vice President and Division General Counsel

Dole Fresh Vegetables, Inc.

One Dole Drive

Westlake Village, California 91362

Facsimile: 818-879-6613

if to the Stockholders, to:

Keith D. Mixon (whether individually or in his capacity as the

Trustee of GFI Trust)

3281 SR 546E

Haines City, Florida 33844

Gerald Mixon, Jr.

4 Pine Forest Drive

Haines City, Florida 33844

Gregory Mixon

1137 Interlochen Boulevard

Winter Haven, Florida 33884

with a copy to:

Michael E. Neukamm

Gray Robinson, P.A.

301 E. Pine Street, Suite 1400

P.O. Box 3068 (32802-3068)

Orlando, Florida 32801

Facsimile: 407-244-5690

if to the Stockholder Representative, to:

Keith Mixon

3281 SR 546E

Haines City, Florida 33844

with a copy to:

Michael E. Neukamm

Gray Robinson, P.A.

301 E. Pine Street, Suite 1400

P.O. Box 3068 (32802-3068)

Orlando, Florida 32801

Facsimile: 407-244-5690

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or to such other address with respect to a party as such party shall notify the other in writing as above provided. Notice shall be effective upon receipt.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Section 338 Tax Matters Agreement as of the day and year first above written.

Dole Fresh Vegetables, Inc.

By:

Its:

By:

Its:

HCE Corporation

By:

Its:

GFI Irrevocable Trust

By:
Keith D. Mixon, its Trustee

Keith D. Mixon

Gerald Mixon, Jr.

Gregory Mixon

SCHEDULE 1

SECTION 338(h)(10) TAX MATTERS AGREEMENT

ATTACHMENT TO FORM 8023

ELECTION UNDER IRC SECTION 338(H)(10)

For

HCE CORPORATION (59-0870657)

S Corporation Shareholders

4a Name and address of S corporation shareholder(s)

4b Social Security number(s):

4c Tax year ending:

S Corporation Shareholder(s) Signature(s) (Section 338(h)(10) Election)

Under penalties of perjury, I state and declare that I am a shareholder of the S corporation target or that I am authorized to make the section 338(h)(10) election on line 6 of Form 8023 on behalf of that shareholder.

Signature of S corporation shareholder

Date	Title

SCHEDULE 2 ILLUSTRATIVE COMPUTATION

(DOLLARS IN THOUSANDS)

STOCKHOLDERS’ GAIN FROM STOCK DISPOSITION WITHOUT SECTION 338 ELECTION:
CONSIDERATION	93,000
BASIS IN STOCK	25,000

POTENTIAL GAIN	68,000

ORDINARY AND CAPITAL GAIN (INCLUDING SEC. 1231) FROM DISPOSITION OF ASSETS:
A. INVENTORY		700
B. FIXED ASSETS - SECTIONS 1245 AND 1250 RECAPTURE		2,500
C. FIXED ASSETS - UNRECAPTURED SECTION 1250 GAIN (SUBJ TO 25% RATE)		1,000
D. FIXED ASSETS - NET SECTIONS 1231 GAINS/(LOSSES)
E. OTHERS - ITEMIZED BELOW IF SUBJECT TO RATE OF OTHER THAN 15%
(DESCRIPTION E1)		—
(DESCRIPTION E2)		—
F. NET CAPITAL GAINS/(LOSSES)		63,800

NET GAIN FROM DISPOSITION OF ASSETS		68,000	(ASSUMES THAT INSIDE BASIS = OUTSIDE BASIS FOR ILLUSTRATIVE PURPOSES)

PORTION OF ABOVE GAIN THAT IS TREATED AS ORDINARY INCOME AND TAXED AT OTHER THAN 15% IF SECTION 338 IS ELECTED:

				SUBJECT TO:
			TOTAL	35%	25%
A. INVENTORY			700	700
B. FIXED ASSETS - SECTIONS 1245 AND 1250 RECAPTURE			2,500	2,500
C. FIXED ASSETS - UNRECAPTURED SECTION 1250 GAIN (SUBJ TO 25% RATE)			1,000		1,000
D. OTHERS - ITEMIZED BELOW IF SUBJECT TO RATE OF OTHER THAN 15%
(DESCRIPTION E1)			—	—	—	EXTEND THE AMOUNT INTO THE APPRORIATE COLUMN
(DESCRIPTION E2)			—	—	—	EXTEND THE AMOUNT INTO THE APPRORIATE COLUMN

			4,200	3,200	1,000

ADDITIONAL FEDERAL INCOME TAX DUE TO SECTION 338 ELECTION AND IMPACT OF PTRSHIP TECH TERM.:
				SUBJECT TO:
			TOTAL	35%	25%
TOTAL GAIN TREATED AS ORDINARY INCOME FROM SEC. 338 ELECTION			4,200	3,200	1,000
LESS: ADDITIONAL STATE TAX FROM SECTION 338 ELECTION - SEE BELOW			(602)	(602)
PARTNERSHIPS’ TECHNICAL TERMINATION WITHOUT REGARD TO SECTION 338 ELECTION
ORDINARY (INCOME) LOSS INCLUSION FROM PARTNERSHIPS			(1,000)	(1,000)

NET ORDINARY INCOME FROM SECTION 338 ELECTION			2,598	1,598	1,000

TAX RATE DIFFERENTAL BETWEEN COLUMN RATE VERSUS CAPITAL GAINS RATE				20%	10%

			420	320	100

GROSS-UP OF CONSIDERATION TO MAKE TRANSACTION TAX NEUTRAL FOR SHAREHOLDERS = [ADDITIONAL TAX DUE TO S 338 ELECTION / (1 - 15%)]:
ADDITIONAL FEDERAL TAX DUE TO S 338 ELECTION			420

DIVIDED BY (1-15%)			85%
GROSS-UP OF ABOVE FEDERAL TAX			494

ADDITIONAL STATE INCOME TAX DUE:
			TOTAL	NC	GA
ADDITIONAL CONSIDERATION FOR SECTION 338 ELECTION-FEDERAL				494	494
ADDITIONAL CONSIDERATION FOR SECTION 338 ELECTION-STATES				602	602
TOTAL GAIN (ORDINARY & CAPITAL) FROM DISPOSITION OF ASSETS				68,000	68,000

TOTAL				69,096	69,096
STATE APPORTIONMENT FACTOR FOR 2011				0.0358	0.0988
STATE TAX RATE FOR 2011				0.0775	0.0600

			602	192	410

“ADDITIONAL TAX” FROM SECTION 338 ELECTION (AS ADJ. BY TAX IMPACT OF PTRSHIPS’ TECHNICAL TERMINATIONS) PAID BY ACQUIROR AS REDUCED BY STOCKHOLDERS’ TAX LIABILITIES THAT ARE PAID/ASSUMED BY ACQUIROR:
ADDITIONAL CONSIDERATION FROM SECTION 338 ELECTION TO BE PAID BY ACQUIROR
FEDERAL INCOME TAX (INCLUDING EFFECT OF GROSS-UP)			494
STATE INCOME TAX (INCLUDING EFFECT OF GROSS-UP)			602

“ADDITIONAL CONSIDERATION” AS A RESULT OF SECTION 338 ELECTION			1,096
STOCKHOLDERS’ TAX LIABILIITIES PAID BY ACQUIROR:
A. STATE INCOME TAX PAID BY COMPANY 1/1/2011 THROUGH CLOSING DATE			(75)

			1,021

COMPARISON OF THE NET TRANSACTION PROCEEDS (exclusive of general transaction costs such as legal, investment banking fees, etc.)
	AS A STRAIGHT SALE	AS A S 338(h)(10) SALE
GROSS PROCEEDS	93,000	93,000
PLUS: TRUE-UP CONSIDERATIONS
FEDERAL		494
STATE		602
LESS: TAX ON TRUE-UP CONSIDERATION
FEDERAL		(494)
STATE		(602)
STATE INCOME TAX PAID BY COMPANY 1/1/2011-CLOSING DATE	(75)	(75)

	92,925	92,925

THIS ILLUSTRATIVE COMPUTATION IS SUBJECT TO ADJUSTMENT, AS REQUIRED, FOR THE IMPACT OF FEDERAL AND/OR STATE ALTERNATIVE MINIMUM TAXES